UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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☐	Soliciting Material Pursuant to Sec. 240.14a-12
QLOGIC CORPORATION

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PROXY STATEMENT
APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO STOCKHOLDERS July 24, 2008
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING
STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS
PRINCIPAL STOCKHOLDERS
BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
Compensation Mix Targets
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
Compensation of Named Executive Officers
Grants of Plan-Based Awards in Fiscal Year 2008
Description of Plan-Based Awards
PROPOSAL TWO
PROPOSAL THREE
Aggregate Past Purchases Under the 1998 Employee Stock Purchase Plan
PROPOSAL FOUR
PRINCIPAL ACCOUNTANTS’ FEES
AUDIT COMMITTEE REPORT
RELATED PERSON TRANSACTIONS AND PROCEDURES
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
STOCKHOLDER PROPOSALS
ANNUAL REPORT TO STOCKHOLDERS
OTHER MATTERS

QLOGIC CORPORATION
26650 Aliso Viejo Parkway
Aliso Viejo, CA 92656
(949) 389-6000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on August 28, 2008

To the Stockholders of QLogic Corporation:

You are cordially invited to attend the Annual Meeting of Stockholders of QLogic Corporation, a Delaware corporation, which will be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 28, 2008, to consider and act upon the following matters, all as more fully described in the accompanying Proxy Statement:

1. To elect six directors to the Board of Directors to serve until our next Annual Meeting or until their successors have been elected and qualified;

2. To approve certain amendments to the QLogic Corporation 2005 Performance Incentive Plan;

3. To approve certain amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended;

4. To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending March 29, 2009; and

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record of our common stock at the close of business on July 7, 2008, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the meeting and at any postponements or adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 28, 2008. The proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 30, 2008 are available electronically at http://ir.qlogic.com.

By Order of the Board of Directors

Michael L. Hawkins
Secretary

Aliso Viejo, California
July 24, 2008

YOUR VOTE IS IMPORTANT

Please vote by using the internet, by telephone or by signing and returning the enclosed proxy card as soon as possible to ensure your representation at the Annual Meeting. Your proxy card contains instructions for each of these voting options.

QLOGIC CORPORATION
26650 Aliso Viejo Parkway
Aliso Viejo, CA 92656
(949) 389-6000

PROXY STATEMENT

APPROXIMATE DATE PROXY MATERIAL FIRST SENT TO STOCKHOLDERS
July 24, 2008

These proxy materials are provided in connection with the solicitation of proxies by the Board of Directors of QLogic Corporation, a Delaware corporation, for the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 28, 2008, and at any postponements or adjournments thereof, for the purposes stated in the Notice of Annual Meeting of Stockholders preceding this Proxy Statement. Unless the context otherwise requires, the terms “us,” “we,” “our,” “QLogic” and the “Company” include QLogic Corporation and its consolidated subsidiaries.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE MEETING

Q:	What information is included in these materials?

A:	This proxy statement includes information on the nominees for directors and the other matters to be voted on at the meeting. This proxy statement also includes information on the voting process and requirements, the compensation of directors and some of our executive officers, and certain other required information.

Q:	What am I being asked to vote on at the meeting?

A:	There are four matters scheduled to be voted on at the meeting:

(1) The election of six directors to the Board of Directors, each of whom will serve until our next Annual Meeting or until their successors are elected and qualified.

(2) The approval of amendments to the QLogic Corporation 2005 Performance Incentive Plan to increase the aggregate share limit, change the procedure for counting “full-value awards” granted under the plan against the plan’s aggregate share limit, revise the method for calculating award grants to non-employee directors, and extend the performance-based award feature.

(3) The approval of amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan to December 31, 2018 and increase the aggregate share limit.

(4) The ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2009.

Q:	How does the Board recommend that I vote on each of these matters?

A:	Our Board of Directors recommends that you vote your shares:

• FOR each of the director nominees (FOR PROPOSAL ONE);

• FOR the approval of the amendments to the QLogic Corporation 2005 Performance Incentive Plan to increase the aggregate share limit, change the procedure for counting “full-value awards” granted under the plan against the plan’s aggregate share limit, revise the method for calculating award grants to non-employee directors, and extend the performance-based award feature (FOR PROPOSAL TWO);

• FOR the approval of the amendments to the QLogic Corporation 1998 Employee Stock Purchase Plan, as amended, to extend the term of the plan to December 31, 2018 and increase the aggregate share limit (FOR PROPOSAL THREE); and

• FOR ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2009 (FOR PROPOSAL FOUR).

Q:	What classes of shares are entitled to vote?

A:	Each share of our common stock outstanding on July 7, 2008 (the “Record Date”) is entitled to one vote on all items being voted on at the meeting. On the Record Date, we had 131,393,621 shares of common stock outstanding.

Q:	What shares can vote?

A:	You can vote all of the shares that you owned on the Record Date. These shares include (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most of our stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Stockholder of Record — If your shares are registered in your name with our transfer agent, Computershare Investor Services, you are considered a stockholder of record with respect to those shares, and you are receiving these proxy materials directly from us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner — If your shares are held in a stock brokerage account, by a bank or other nominee (commonly referred to as being held in “street name”), you are considered to be the beneficial owner of those shares, and these proxy materials are being forwarded to you by your broker, bank or nominee as the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or nominee how to vote your shares and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote the shares. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares.

Q:	How do I vote?

A:	If you are a stockholder of record, you may vote by one of the following methods:

• via the internet,

• by telephone,

• by mail, or

• in person at the Annual Meeting.

If you own your shares in “street name,” that is through a brokerage or bank account or in another nominee form, you must provide instructions to the broker, bank or nominee as to how your shares should be voted. Your broker, bank or nominee will usually provide you instructions at the time you receive this Proxy Statement. If you own your shares in this manner, you cannot vote in person at the Annual Meeting unless you receive a proxy to do so from the broker, bank or nominee.

Q:	Can I revoke my proxy?

A:	Yes. To revoke your proxy, you must do one of the following before the votes are cast at the meeting: (1) deliver a written notice of your revocation to our Corporate Secretary at our principal executive office, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, or (2) execute and deliver a later dated proxy. Alternatively, you can attend the meeting and vote in person. For shares you hold in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee or, if you have obtained a proxy from your broker, bank or nominee giving you the right to vote your shares at the Annual Meeting, by attending the meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:	It means that you hold shares registered in more than one account. Sign and return all proxies for each proxy card that you get in order to ensure that all of your shares are voted.

Q:	What is the quorum requirement for the meeting?

A:	For a “quorum” to exist at the meeting, stockholders holding a majority of the votes entitled to be cast by the stockholders entitled to vote generally must be present in person or represented by proxy at the meeting. There must be a quorum for any action to be taken at the meeting (other than postponements or adjournments of the meeting). If you submit a properly executed proxy card, even if you abstain from voting, then your shares will be counted for purposes of determining the presence of a quorum. If a broker indicates on a proxy that it lacks discretionary authority as to certain shares to vote on a particular matter, commonly referred to as “broker non-votes,” those shares will still be counted for purposes of determining the presence of a quorum at the meeting.

Q:	What is the voting requirement for each of the above matters?

A:	In the election of directors, the six persons receiving the highest number of votes will be elected. For each of the other matters, approval will require the affirmative vote of stockholders holding a majority of those shares present or represented at the meeting and entitled to vote on the matter. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes (as described in the answer to the previous question) with respect to certain matters.

Q:	How can I vote on each of the matters?

A:	In the election of directors, you may vote FOR all of the nominees, or your vote may be WITHHELD with respect to one or more of the nominees. For each of the other matters, you may vote FOR or AGAINST the matter, or you may indicate that you wish to ABSTAIN from voting on the matter.

Q:	How are abstentions and broker non-votes treated?

A:	Abstentions have the same effect as votes “AGAINST” a matter. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Therefore, broker non-votes will not affect the outcome of any matter at the meeting.

Q:	How will the votes be counted?

A:	Your shares of common stock will be voted according to your directions on the proxy card. If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board of Directors (FOR all director nominees named in the proxy statement and FOR the other proposals).

Q:	Who will count the votes?

A:	We have appointed Broadridge Financial Solutions, Inc. (“Broadridge”) to act as the inspector of election for the meeting. We believe Broadridge will use procedures that are consistent with Delaware law concerning the voting of shares, the determination of the presence of a quorum and the determination of the outcome of each matter submitted for a vote. Broadridge will separately tabulate all votes FOR and AGAINST each matter, all votes WITHHELD in the election of directors, all abstentions and all broker non-votes.

Q:	How will voting on any other business be conducted?

A:	We do not expect any matters to be presented for a vote at the meeting, other than the matters described in this proxy statement. If you grant a proxy, the officers named as proxy holders, H.K. Desai and Simon Biddiscombe, or their nominees or substitutes, will each have the discretion to vote your shares on any additional matters that are properly presented at the meeting. If, for any unforeseen reason, any of our nominees is not available as a candidate for director, the person named as the proxy holder will vote your proxy for another candidate or other candidates nominated by the Board of Directors.

Q:	Who is paying for this proxy solicitation?

A:	We will pay the cost of soliciting the proxies. The solicitation of proxies may be made in person, by telephone, or by electronic communication by officers, directors and regular employees, who will not be paid additional compensation for these activities. We will send copies of the solicitation material to brokers, fiduciaries and custodians who will forward the material to the beneficial owners of our shares. On request, we will reimburse brokers and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to the beneficial owners.

Q:	Are these proxy materials available electronically?

A:	Yes, this is an Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on August 28, 2008. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended March 30, 2008 are available electronically at http://ir.qlogic.com.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Unless otherwise set forth in the footnotes, the following table sets forth information regarding the beneficial ownership of our common stock as of July 7, 2008 by:

•	each director and nominee for director;

•	each of the executive officers named in the “Summary Compensation Table — Fiscal 2007 and 2008” on page 25 of this proxy statement; and

•	all directors and executive officers as a group.

	Amount and
	Nature of Beneficial
Name	Ownership	Percent(1)

H.K. Desai(2)	6,346,658	4.6%
Joel S. Birnbaum(3)	119,661	*
Larry R. Carter(4)	427,001	*
James R. Fiebiger(5)	357,334	*
Balakrishnan S. Iyer(6)	188,333	*
Kathryn B. Lewis	—	*
Carol L. Miltner(7)	255,467	*
George D. Wells(8)	366,629	*
Douglas D. Naylor(9)	72,143	*
Denis R. Maynard(10)	436,915	*
Roger J. Klein(11)	212,424	*
Jesse L. Parker(12)	56,871	*
Jeff W. Benck(13)	4,814	*
Anthony J. Massetti(14)	11,425	*
All Directors and Executive Officers as a group (12 persons)(15)	8,767,293	6.3%

*	Less than 1% of the outstanding shares of our common stock.

(1)	Based upon 131,393,621 shares of common stock outstanding on July 7, 2008 and any shares which may be purchased pursuant to stock options that are exercisable by such person on or before September 5, 2008. The number of shares beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each individual is considered the beneficial owner of any shares as to which the individual has the sole or shared voting power or investment power. Such persons are also deemed under the same rules to beneficially own any shares that they have the right to acquire by September 5, 2008, through the exercise of stock options, the vesting of restricted stock units or similar rights.

(2)	Includes 6,172,062 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008.

(3)	Includes 116,661 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 2,000 shares issuable pursuant to restricted stock units that will vest on or before September 5, 2008.

(4)	Includes 424,001 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 2,000 shares issuable pursuant to restricted stock units that will vest on or before September 5, 2008.

(5)	Includes 349,334 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 2,000 shares issuable pursuant to restricted stock units that will vest on or before September 5, 2008.

(6)	Includes 185,333 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 2,000 shares issuable pursuant to restricted stock units that will vest on or before September 5, 2008.

(7)	Includes 242,667 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 2,000 shares issuable pursuant to restricted stock units that will vest on or before September 5, 2008.

(8)	Includes 344,001 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 2,000 shares issuable pursuant to restricted stock units that will vest on or before September 5, 2008.

(9)	Includes 67,041 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008.

(10)	Includes 432,498 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008.

(11)	Includes 209,961 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008.

(12)	Includes 54,063 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008.

(13)	Beneficial ownership information is as of March 14, 2008, Mr. Benck’s last day of employment with the Company.

(14)	Beneficial ownership information is as of January 25, 2008, Mr. Massetti’s last day of employment with the Company.

(15)	Includes 8,530,581 shares which may be purchased pursuant to stock options that are exercisable on or before September 5, 2008, and 12,000 shares issuable pursuant to restricted stock units that vest on or before September 5, 2008.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of July 7, 2008 by each person known by us to beneficially own more than five percent of our common stock:

	Amount and
	Nature of Beneficial
Name and Address	Ownership	Percent(1)

Barclays Global Investors, N.A.(2)	12,817,349	9.8%
45 Fremont Street San Francisco, California 94105

(1)	Based upon 131,393,621 shares of common stock outstanding as of July 7, 2008. The number of shares beneficially owned by each person or entity is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, each person or entity is considered the beneficial owner of any shares as to which the person or entity has the sole or shared voting power or investment power.

(2)	Based on information contained in a report on Schedule 13G/A that Barclays Global Investors, N.A. filed with the Securities and Exchange Commission on April 7, 2008 on behalf of itself and affiliated entities (“Barclays”). Such filing indicates that Barclays has sole voting power with respect to 11,226,839 shares and sole dispositive power with respect to all such shares.

PROPOSAL ONE

ELECTION OF DIRECTORS

Our Board of Directors has nominated the following six persons to serve as our directors: (1) H.K. Desai, (2) Joel S. Birnbaum, (3) James R. Fiebiger, (4) Balakrishnan S. Iyer, (5) Kathryn B. Lewis, and (6) George D. Wells. If elected, each nominee will continue in office until our next Annual Meeting or until the director’s successor has been duly elected and qualified, or until the earlier of the director’s death, resignation or retirement. Ms. Miltner and Mr. Carter, each current directors, have chosen not to stand for reelection.

Each of the nominees for director named above has consented to be named as a nominee in our proxy statement, and we expect that each of the nominees will be able to serve if elected. In the event that any of the nominees for director should become unable to serve if elected, it is intended that the persons named in the enclosed proxy, or their nominee or substitute, will vote your shares FOR the election of a substitute nominee as may be recommended by the Board of Directors.

The following table and paragraphs below set forth the names and certain information concerning the six nominees for election to our Board of Directors:

Nominee(1)	Position with QLogic	Age

H.K. Desai	Chairman of the Board and Chief Executive Officer	62
Joel S. Birnbaum(2)	Director	70
James R. Fiebiger(2)(4)	Director	66
Balakrishnan S. Iyer(3)(4)	Director	52
Kathryn B. Lewis(2)(4)	Director	57
George D. Wells(3)(5)	Director	73

(1)	The Nominating and Governance Committee identifies candidates and recommends to the Board of Directors nominees for membership on the Board. Following the recommendation of the Nominating and Governance Committee, the Board of Directors selects the nominees for election as directors at the Annual Meeting of stockholders.

(2)	Member of the Nominating and Governance Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Compensation Committee.

(5)	Lead Director for meetings of the independent directors.

Mr. Desai currently serves as our Chairman of the Board and Chief Executive Officer. He joined us in August 1995 as our President and Chief Technical Officer. Mr. Desai was subsequently promoted to President and Chief Executive Officer and became a director in January 1996, and became Chairman of the Board in May 1999. From May 1995 to August 1995, Mr. Desai was Vice President, Engineering (Systems Products) at Western Digital Corporation, a manufacturer of disk drives. From July 1990 until May 1995, Mr. Desai served as Director of Engineering, and subsequently Vice President of Engineering, for QLogic.

Dr. Birnbaum has served as a director since February 2005. Dr. Birnbaum has served as a consultant in the technology industry since his retirement from Hewlett-Packard Company in 1999. From 1981 until his retirement in 1999, Dr. Birnbaum held several executive positions with Hewlett-Packard Company, including Senior Vice President for Research and Development and Director of HP Laboratories. Prior to this, Dr. Birnbaum spent 15 years at International Business Machines Corporation (“IBM”) where he last served as Director of Computer Sciences.

Dr. Fiebiger has served as a director since February 2000. Dr. Fiebiger is currently a consultant to the semiconductor and the electronic design automation industries. From December 1999 until October 2004, Dr. Fiebiger was Chairman and Chief Executive Officer of Lovoltech, Inc., a fabless semiconductor company specializing in low voltage devices. Dr. Fiebiger served as Vice Chairman of GateField Corporation, a fabless semiconductor company, from February 1999 until the company was sold to Actel Corporation in November 2000. He served as GateField’s President and Chief Executive Officer from June 1996 until February 1999. From

October 1993 until June 1996, he was Managing Director and Chairman of Thunderbird Technologies, Inc., a semiconductor technology licensing company. From December 1987 to September 1993, he was President and Chief Operating Officer of VLSI Technology, Inc. Dr. Fiebiger has also served as Senior Corporate Vice President and Assistant General Manager for Motorola’s Worldwide Semiconductor Sector. Dr. Fiebiger currently serves on the Board of Directors of Mentor Graphics Corp., Actel Corporation, Power Integrations, Inc. and Pixelworks, Inc.

Mr. Iyer has served as a director since June 2003.  From October 1998 to June 2003, Mr. Iyer was the Senior Vice President and Chief Financial Officer of Conexant Systems, Inc., a designer, developer and seller of semiconductor system solutions for communications applications. Prior to October 1998, Mr. Iyer served as the Senior Vice President and Chief Financial Officer of VLSI Technology, Inc. Mr. Iyer has held a number of senior finance positions at Advanced Micro Devices, Inc., a semiconductor company. Mr. Iyer currently serves on the Board of Directors of Conexant Systems, Inc., IHS Inc., Invitrogen Corporation, Power Integrations, Inc. and Skyworks Solutions, Inc.

Ms. Lewis has served as a director since February 2008. Ms. Lewis is currently Vice Chairman of the Board of Directors of Share Our Selves and THINK Together, both organizations that serve people at risk in Southern California. Until her retirement in 1998, Ms. Lewis held several executive positions with Western Digital Corporation. Most recently, she was President and Chief Operating Officer of Western Digital’s Personal Storage Division.

Mr. Wells has served as a director since February 1994. Mr. Wells was President and Chief Executive Officer of Exar Corporation, a manufacturer of analog and mixed-signal integrated circuits, from June 1992 until he retired in October 1996. Before joining Exar, Mr. Wells served as President and Chief Operating Officer of LSI Corporation (formerly LSI Logic Corporation), a manufacturer of HCMOS and BiCMOS application specific integrated circuits, for seven years.

BOARD OF DIRECTORS

Meetings

The Board of Directors held eight meetings during the fiscal year ended March 30, 2008. Each of our directors holding office during the last fiscal year attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and of the total number of meetings of each committee on which the director was a member. Our directors are encouraged to attend our Annual Meeting of Stockholders each year. All of the directors serving at the time of our 2007 Annual Meeting of Stockholders attended the Annual Meeting.

Director Independence

Our Board of Directors currently consists of eight directors. Our Board of Directors has determined that all of its members (except for Mr. Desai) are independent under the requirements set forth in The NASDAQ Stock Market listing standards.

Communications with Board of Directors

You may communicate with any director, the entire Board of Directors, or any committee of the Board, by sending a letter to the director, the Board or the committee addressed to: Board of Directors, c/o Lead Director — QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. The Lead Director or his designee will review all letters, categorize them, and forward them to the appropriate parties.

Executive Sessions of Our Independent Directors

Our outside directors meet without management present after each regularly scheduled board meeting, but in any case at least two times per year. The Board of Directors has designated Mr. Wells as the Lead Director. As the Lead Director, Mr. Wells is responsible for (i) establishing the agenda for the executive sessions held by our independent directors and acting as chair of those sessions, (ii) polling the other independent directors for agenda items both for regular board meetings and executive sessions of the independent directors and (iii) working with the Chairman of the Board and Chief Executive Officer on the agenda for regular board meetings.

Committees

Our Board of Directors has established an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

The Audit Committee.  Balakrishnan S. Iyer (Chairperson), Larry R. Carter and George D. Wells are the current members of the Audit Committee. Our Board of Directors has determined that each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market listing standards, and is an “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission (“SEC”). The Audit Committee held nine meetings during the fiscal year ended March 30, 2008. The Audit Committee operates under a written charter which is available on our website at http://ir.qlogic.com. The Audit Committee selects, engages and reviews the performance of our independent auditors each year. In addition, the Audit Committee approves non-audit services and fees to be paid to the independent auditors. The Audit Committee reports to our Board of Directors with respect to auditing and accounting matters.

The Compensation Committee.  Carol L. Miltner (Chairperson), James R. Fiebiger, Balakrishnan S. Iyer and Kathryn B. Lewis are the current members of the Compensation Committee. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Compensation Committee held seventeen meetings during the fiscal year ended March 30, 2008. The Compensation Committee reviews the performance of our executive officers and reviews the compensation programs for other key employees, including salary and cash incentive payment levels and stock-based compensation grants under our equity compensation plans. The Compensation Committee operates under a written charter which is available on our website at http://ir.qlogic.com. For a description of the Compensation Committee’s processes and procedures for the consideration and determination of executive compensation, please see the “Compensation Discussion and Analysis” below.

The Nominating and Governance Committee.  James R. Fiebiger (Chairperson), Joel S. Birnbaum, Kathryn B. Lewis and Carol L. Miltner are the current members of the Nominating and Governance Committee. Our Board of Directors has determined that each member of the Nominating and Governance Committee meets the independence requirements of The NASDAQ Stock Market listing standards. The Nominating and Governance Committee held five meetings during the fiscal year ended March 30, 2008. The Nominating and Governance Committee’s principal functions are to identify prospective director nominees and recommend to our Board of Directors nominees for membership on the Board of Directors, to develop and recommend to our Board of Directors the governance principles applicable to the Board of Directors, to oversee the assessment of our Board of Directors, and to recommend to our Board of Directors nominees for each committee. The Nominating and Governance Committee evaluates the performance of the Board and committees on an annual basis, and reviews this information with the full Board of Directors. Following that review, the Nominating and Governance Committee considers the effectiveness of the Board and each committee when deciding whether to re-nominate current Board members. The Nominating and Governance Committee expects normally to be able to identify from its own resources the names of qualified director nominees, but it will accept from stockholders recommendations of individuals to be considered as nominees. Additionally, the Nominating and Governance Committee has in the past used and may continue to use the services of third party search firms to assist in the identification of appropriate candidates. Any stockholder wishing to propose a nominee for consideration by the Nominating and Governance Committee should submit a recommendation in writing to the Secretary of the Company at our principal executive office in accordance with the procedures set forth below. The Nominating and Governance Committee operates under a written charter which is available on our website at http://ir.qlogic.com. In addition, the Nominating and Governance Committee has adopted a Corporate Governance Policy that is available on our website at http://ir.qlogic.com.

A stockholder may submit the name of a director candidate for consideration by the Nominating and Governance Committee by writing to the Secretary of the Company at the address set forth on the cover of this proxy statement. The stockholder must submit the following information in support of the candidate: (a) the name, address and telephone number of the stockholder recommending the candidate; (b) a representation that the stockholder submitting the recommendation is a stockholder of record or beneficial owner of shares of stock of the Company; (c) the name and address of the candidate; (d) a description of any arrangement or understanding between the stockholder and the candidate and any other person or persons regarding the submission of the candidate’s name for consideration; (e) such other information regarding the candidate as the Company would be required to include in a proxy statement filed pursuant to the proxy rules of the SEC if the Board were to nominate the candidate for election as a director; (f) the consent of the candidate to be identified to the board as a candidate for consideration and to be identified in the proxy; and (g) the agreement of the candidate to serve on the board if elected. The Nominating and Governance Committee may request any additional information that it deems relevant in evaluating the background and experience of any candidate.

In evaluating a director candidate, the Nominating and Governance Committee will consider the candidate’s independence, character, corporate governance skills and abilities, business experience, training and education, commitment to performing the duties of a director, and other skills, abilities or attributes that fill specific needs of the board or its committees. The committee will use the same criteria in evaluating candidates suggested by stockholders as for candidates suggested by other sources.

Director Education

The Board of Directors encourages its members to attend specialized training programs on corporate governance and related board topics. Certain members of the Board have participated in board education programs.

Compensation of Directors — Fiscal Year 2008

The following table presents information regarding the compensation earned during fiscal year 2008 by our non-employee directors. The compensation paid to Mr. Desai, who is also one of our employees, is presented below in the “Summary Compensation Table — Fiscal 2007 and 2008” and the related explanatory tables. Mr. Desai does not receive additional compensation for his service as a director.

					Change in
					Pension
					Value and
	Fees				Nonqualified
	Earned or	Stock	Option	Non-Equity	Deferred
	Paid in	Awards	Awards	Incentive Plan	Compensation	All Other
Name	Cash ($)	($)(1)(2)(3)	($)(1)(2)(3)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)

Joel S. Birnbaum	50,000	24,761	340,362	—	—	—	415,123
Larry R. Carter	55,000	24,761	181,137	—	—	—	260,898
James R. Fiebiger	68,500	24,761	181,137	—	—	—	274,398
Balakrishnan S. Iyer	76,000	24,761	181,137	—	—	—	281,898
Kathryn B. Lewis(4)	6,000	—	11,912	—	—	—	17,912
Carol L. Miltner	68,500	24,761	181,137	—	—	—	274,398
George D. Wells	65,000	24,761	181,137	—	—	—	270,898

(1)	The amounts reported in Columns (c) and (d) of the table above reflect the aggregate dollar amounts recognized for stock awards and option awards, respectively, for financial statement reporting purposes with respect to fiscal year 2008 (disregarding any estimate of forfeitures related to service-based vesting conditions). No stock awards or option awards granted to non-employee directors were forfeited during fiscal year 2008. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, please see the discussion of stock awards and option awards contained under the section entitled “Stock-Based Compensation Expense” on page 62 of QLogic’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on May 23, 2008 or, with respect to awards granted prior to fiscal year 2008, the corresponding note in QLogic’s Annual Report on Form 10-K for the applicable fiscal year.

(2)	The following table presents the number of unvested stock awards and the number of outstanding and unexercised option awards held by each of our non-employee directors as of March 30, 2008:

	Number of	Number of
	Unvested Restricted	Shares Subject to
	Stock Units	Outstanding
	(RSUs) as of	Options as of
Director	March 30, 2008	March 30, 2008

Joel S. Birnbaum	5,000	132,660
Larry R. Carter	5,000	440,000
James R. Fiebiger	5,000	365,333
Balakrishnan S. Iyer	5,000	201,332
Kathryn B. Lewis(4)	—	50,000
Carol L. Miltner	5,000	271,999
George D. Wells	5,000	360,000

(3)	As described below, we granted each of our non-employee directors other than Ms. Lewis an option to purchase 16,000 shares of common stock and an award of 3,000 restricted stock units (RSUs) on August 23, 2007, the date of our 2007 Annual Meeting of Stockholders. On the grant date, each of these stock option awards had a value of $81,760 and each of these RSU awards had a value of $37,110. Also as described below, on February 12, 2008 we granted an option to purchase 50,000 shares of common stock to Ms. Lewis in connection with her appointment to the Board of Directors. On the grant date, this stock option award had a value of $277,720. See footnote (1) for the assumptions used to value these awards.

(4)	Ms. Lewis was appointed to the Board of Directors in February 2008.

Director Compensation

Compensation for non-employee directors during fiscal year 2008 consisted of a quarterly retainer, fees for attending meetings in excess of a specified number, and annual equity awards.

Quarterly Retainer Fees and Meeting Fees.  Prior to July 1, 2008, each of our non-employee directors received a quarterly retainer of $11,250 for serving as a member of the Board of Directors and additional quarterly retainer fees as set forth below for serving as a chairperson and/or a member of one or more committees of the Board of Directors:

Lead Director	$2,500
Audit Committee Chair	$5,000
Audit Committee member	$2,500
Compensation Committee Chair	$2,500
Compensation Committee member	$1,250
Nominating and Governance Committee Chair	$2,250
Nominating and Governance Committee member	$1,000

For each meeting of the Board of Directors in excess of nine per fiscal year, members of the Board of Directors are entitled to an additional fee of $1,500 for attendance in person and $750 for participation by telephone. For each Audit Committee meeting in excess of twelve per fiscal year, Compensation Committee meeting in excess of five per fiscal year, and Nominating and Governance Committee meeting in excess of four per fiscal year, committee members (including committee chairs) are entitled to an additional fee of $1,000 for attendance in person and $500 for participation by telephone. During fiscal year 2008, there were eight meetings of the Board of Directors, nine meetings of the Audit Committee, seventeen meetings of the Compensation Committee, and five meetings of the Nominating and Governance Committee.

The Board of Directors has approved adjustments to quarterly retainer fees and meeting fees. The Board determined that the quarterly retainer would remain $11,250, but effective as of July 1, 2008, each of our non-employee directors will receive the following quarterly retainer fees for serving as a chairperson and/or a member of one or more committees of the Board of Directors:

Lead Director	$5,000
Audit Committee Chair	$6,250
Audit Committee member	$3,750
Compensation Committee Chair	$3,750
Compensation Committee member	$1,875
Nominating and Governance Committee Chair	$2,500
Nominating and Governance Committee member	$1,250

In addition, the threshold number of Compensation Committee meetings has been increased from five per fiscal year to ten per fiscal year, effective as of July 1, 2008. All meeting fee amounts remain the same as described above.

Directors who are employees of QLogic receive no additional compensation for serving on the Board of Directors. Directors are entitled to reimbursement for out-of-pocket expenses in connection with attendance at all Board and Committee Meetings.

Stock Awards.  The QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), currently provides that each non-employee director will automatically be granted an option to purchase 50,000 shares of common stock when he or she is first appointed or elected to the Board. The 2005 Plan also currently provides that thereafter, on the date of each Annual Meeting at which directors are elected, the director will automatically be granted an additional option to purchase 16,000 shares of common stock and an award of 3,000 RSUs (or, in the case of a non-employee Chairman of the Board, an option to purchase 50,000 shares of common stock and an award of 8,000 RSUs) if the director is reelected at that Annual Meeting. The per share exercise price of each option granted to our non-employee directors equals the fair market value of a share of our common stock on the grant date. For these purposes, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date. These stock options have maximum ten-year terms and generally become exercisable in annual installments over a three-year period following the date the option is granted if the director to whom the option is granted is still a member of our Board of Directors on the applicable vesting date. The RSUs are subject to the same vesting schedule as the options and are settled in an equivalent number of shares of common stock upon vesting.

On August 23, 2007, in accordance with the 2005 Plan provisions described above, we granted an option to purchase 16,000 shares of common stock at a per share exercise price of $12.37 and an award of 3,000 RSUs to each of Messrs. Birnbaum, Carter, Fiebiger, Iyer and Wells, and to Ms. Miltner. On February 12, 2008, we granted an option to purchase 50,000 shares of common stock at a per share exercise price of $15.06 to Ms. Lewis in connection with her appointment to the Board of Directors.

As described in Proposal Two below, stockholders are being asked to approve certain amendments to the 2005 Plan. Among other changes, these amendments would eliminate the automatic director grant provisions of the 2005 Plan and give the Board of Directors or the Compensation Committee flexibility to determine the types of awards and grant levels for award grants to be made to non-employee directors. The Board of Directors has adopted a program under the 2005 Plan which provides that, commencing with the grants to be made in conjunction with the 2008 Annual Meeting and subject to stockholder approval of the 2005 Plan amendments, grants to our non-employee directors will be determined by reference to the equity compensation for non-employee directors of our peer group of companies, with grants being targeted at the 75th percentile of the peer group. The peer group of companies would be the same peer group used by the Compensation Committee to evaluate executive compensation, as identified below in the section entitled “Compensation Discussion and Analysis.” The purpose of this change is to more closely align non-employee director compensation with the philosophy used in establishing compensation for executive officers.

Under the proposed new director grant program, the number of equity securities to be granted to each non-employee director reelected at the Annual Meeting each year would generally be determined as follows:

•	The value of equity securities awarded to non-employee directors of each of the peer group companies would be determined (with options being valued using a Black — Scholes or similar valuation model), with a separate determination being made of the value of equity securities awarded to non-employee directors serving as Chairman of the Board of a peer company. Target values at the 75th percentile of the peer group would then be determined for non-employee directors generally and for the Chairman of the Board.

•	The target values so determined would be allocated so that 35% of the value would be delivered in the form of restricted stock units and 65% of the value would be delivered in the form of nonqualified stock options (valued using the Black — Scholes or similar valuation method used by the Company in valuing its options for financial statement purposes).

The new program also provides that grants made to non-employee directors upon their initial election or appointment to the Board of Directors will be determined in a similar manner, with a target value being determined at the 75th percentile of the grants made by the peer group to their newly elected or appointed non-employee directors and then allocated 100% to a non-qualified stock option grant in the case of the initial grant and allocated 35% to a restricted stock unit award and 65% to a nonqualified stock option grant in the case of the annual grant.

In all other respects, the restricted stock units and stock options granted to the non-employee directors would be subject to the same vesting and other terms described above. Under the new program, the Board of Directors and the Compensation Committee will have the discretion to modify the program for determining award grants for non-employee directors from time to time without stockholder approval.

The Compensation Committee has established, subject to stockholder approval of the 2005 Plan amendments described below, target values under the new program for grants of restricted stock unit awards and nonqualified stock options to be made to non-employee directors who are reelected at the 2008 Annual Meeting. The target value for the grants to continuing non-employee directors is $95,305. The exact number of shares to be subject to each restricted stock unit award and nonqualified stock option will be determined based on the closing price of our common stock on the date of the 2008 Annual Meeting and, in the case of the options, using the Black — Scholes or similar valuation method used by the Company in valuing its options for financial statement purposes.

Vote Required for Proposal One

The six director nominees receiving the highest number of votes cast at the meeting will be elected to our Board of Directors to serve until our next Annual Meeting of Stockholders or until their successors are elected and qualified, or until the earlier of the director’s death, resignation, removal or retirement. Proxies cannot be voted for more than six nominees for director. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy, or their nominee or substitute, intend to vote at the meeting for the election of the six director nominees.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

EXECUTIVE OFFICERS

The following table and paragraphs set forth the names of and certain information concerning our current executive officers:

Name	Position with QLogic	Age

H.K. Desai	Chairman of the Board and Chief Executive Officer	62
Simon Biddiscombe	Senior Vice President and Chief Financial Officer	41
Roger J. Klein	Vice President and General Manager, Host Solutions Group	57
Jesse L. Parker	Vice President and General Manager, Network Solutions Group	37

For information on the business background of Mr. Desai, see “Proposal One — Election of Directors” above.

Mr. Biddiscombe joined us in April 2008 as our Senior Vice President and Chief Financial Officer. Mr. Biddiscombe served as Senior Vice President, Chief Financial Officer and Treasurer of Mindspeed Technologies, Inc., a semiconductor company, from June 2003 until April 2008, and as Secretary from April 2004 until April 2008. Mr. Biddiscombe previously served as the Vice President, Finance, and Controller of the internet infrastructure business of Conexant Systems, Inc. from December 2000 to June 2003. He was the Senior Vice President and Chief Financial Officer from May 1999 to December 2000 and the Chief Operating Officer from May 2000 to December 2000 of Wyle Electronics, a distributor of semiconductor products.

Mr. Klein joined us in February 2001 and has held a variety of field marketing and business unit marketing positions. He was promoted to Vice President, General Manager, Computer Systems Group in August 2006, and to Vice President, General Manager, Host Solutions Group, in February 2007. From 1997 to January 2001, Mr. Klein held various positions at CMD Technology, most recently as Vice President, Marketing. Prior to 1997, Mr. Klein held various positions at Unisys Corporation and Burroughs Corporation.

Mr. Parker joined us in May 2004 as Senior Director of Marketing, Switch Products Group, and was promoted to Vice President of Marketing, Switch Products Group in June 2005, Vice President, General Manager, Switch Products Group, in December 2006, and Vice President, General Manager, Network Solutions Group, in February 2007. Prior to May 2004, Mr. Parker was at Intel Corporation in various roles in engineering, marketing, investment strategies, and business development. Mr. Parker’s last role at Intel was Director of Marketing for the Intel Server Group.

Code of Ethics

We have adopted and implemented a Business Ethics Policy (the “Code of Ethics”) that applies to all Company officers, employees and directors. The Code of Ethics operates as a tool to help our officers, employees and directors understand and adhere to the high ethical standards we expect. The Code of Ethics is available on our website at http://ir.qlogic.com. Stockholders may also obtain copies at no cost by writing to the Secretary of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

This section contains a discussion of the material elements of compensation earned by or paid to our principal executive officer, two individuals who served as principal financial officer during fiscal year 2008, our three other most highly compensated executive officers for fiscal year 2008, and one other former executive officer. These individuals are listed in the “Summary Compensation Table — Fiscal 2007 and 2008” below and are referred to in this proxy statement as the “named executive officers.” The discussion below describes our procedures for setting compensation for our named executive officers generally. Except as noted below, this discussion generally does not apply to Mr. Benck, whose compensation was established pursuant to an employment agreement entered into in April 2007 and who terminated employment with us in March 2008, and Mr. Naylor, who served as our interim Chief Financial Officer from January 25, 2008 through April 22, 2008.

QLogic Corporation’s 2008 Compensation Discussion and Analysis addresses the following topics:

•	Governance of Executive Officer Compensation Programs

•	Role of the Compensation Committee

•	Process for Evaluating Executive Officer Performance and Compensation

•	Executive Compensation Philosophy and Framework

•	Compensation Objectives

•	Target Pay Position/Mix of Pay

•	Compensation Benchmarking

•	Executive Officer Compensation Decisions

•	Base Salary

•	Annual Cash Incentive

•	Equity Compensation: Overview

•	Equity Compensation: Fiscal 2008 Awards

•	Benefits and Perquisites

•	Post-Employment Obligations

•	Total Compensation/Tally Sheets

•	Employment Agreement with Mr. Benck

•	Compensation Arrangements for Mr. Naylor

•	Other Considerations

•	Equity Grant Practices

•	Tax Considerations

•	Chief Executive Officer Compensation Trends

Governance of Executive Officer Compensation Programs

Role of the Compensation Committee

The Compensation Committee of our Board of Directors (the “Compensation Committee”) has overall responsibility for approving and evaluating our executive officer compensation plans, policies and programs. The overarching objective of the Compensation Committee is to use compensation to align the interests of executive officers with the long-term interests of our stockholders. The compensation programs for our executive officers are designed to attract, motivate and retain talented executives responsible for the success of the Company, and are determined within a competitive framework and based on the achievement of both Company and individual performance goals, as well as experience of the individual in the position and consistency of performance.

The Compensation Committee has the following responsibilities:

•	Review and approve on an annual basis the Company’s compensation strategy to ensure that executives are appropriately rewarded based on their performance.

•	Review and approve on an annual basis goals and objectives relevant to executive compensation and evaluate performance in light of those goals and objectives.

•	Determine on an annual basis the amount, form and terms of compensation for the Chief Executive Officer of the Company.

•	Review and approve salaries, incentives and other matters relating to compensation of the executive officers of the Company.

•	Review and grant of stock options, restricted stock units and other equity incentives to our executive officers.

•	Grant stock options and other equity incentives to all other eligible individuals in the Company’s service.

•	Oversee and periodically review the operation of the Company’s employee benefit plans, including but not limited to the Company’s 401(k) plan and employee stock purchase plan.

•	Review with the Board matters related to management performance and compensation.

•	Review separation packages and severance benefits for any executive officer.

•	Review and recommend compensation for non-employee members of the Board of Directors, including retainer and meeting fees and equity or stock compensation.

The Compensation Committee operates under a charter that further outlines the specific authority, duties and responsibilities of the Compensation Committee. The charter is available on our website at http://ir.qlogic.com.

Each person who served on the Compensation Committee during fiscal year 2008 met The NASDAQ Stock Market’s requirements for independence as well as the applicable requirements under Section 16 of the Securities Exchange Act of 1934 and Section 162(m) of the Internal Revenue Code.

Process for Evaluating Executive Officer Performance and Compensation

In general, the process for making decisions relating to compensation for named executive officers begins prior to the end of the Company’s fiscal year. During February or March of each year the Compensation Committee will work with its compensation consultant to define the scope of the consultant’s engagement and to discuss any changes in information being requested by the Compensation Committee. During April and early May of each year, the Company finalizes financial information for the just completed fiscal year, and makes that information available to the Compensation Committee. The Compensation Committee typically schedules an extended meeting in mid-May to review the Company’s actual performance against annual cash incentive plan objectives, to discuss individual executive performance and to discuss incentive plan payouts. The Compensation Committee also discusses equity awards that may be granted to named executive officers. An additional meeting is held several weeks later at which the Compensation Committee typically makes final compensation decisions with respect to named executive officer compensation, including chief executive officer compensation.

The Compensation Committee engages the services of outside advisors to assist the Compensation Committee. During fiscal year 2008, the Compensation Committee retained Compensia, Inc., an independent consulting company, to provide advice and information relating to executive and director compensation. Compensia assisted the Compensation Committee in the evaluation of executive base salary, annual cash incentive and equity incentive levels. Compensia reports directly to the Compensation Committee. From time to time, the Compensation Committee may direct its advisor to work with our Human Resources Department to support management and the Compensation Committee in matters such as: (i) identification of the companies that will serve as the Company’s peer group for purposes of benchmarking the Company’s executive compensation levels (as discussed below); (ii) analysis of our executive compensation programs and levels relative to our peer group companies; and (iii) advising on the design of cash-based incentives and equity awards for our executive officers.

Executive Compensation Philosophy and Framework

Compensation Objectives

Our executive compensation policies are designed to attract, retain and reward executives who contribute to our success. Our executive compensation program is designed to achieve four primary objectives:

•	Support a strong pay-for-performance culture, which provides compensation tied directly to outstanding performance in achieving business objectives.

•	Attract, retain and motivate highly skilled executives who contribute to our success and that of our stockholders.

•	Establish and reinforce the appropriate balance between achievement of short-term and long-term corporate goals.

•	Support long-term value creation for stockholders.

Target Pay Position/Mix of Pay

We use a combination of base salary, annual pay-for-performance cash incentive payments, which are dependent on Company performance for the period, and long-term equity grants to achieve these objectives. Each of these components is discussed in greater detail below under “Executive Officer Compensation Decisions.”

Compensation Mix Targets

		Approximate
Compensation Element	Primary Objectives	Relative Weight(1)

Base salary	Attract and retain high-performing and experienced executives	24%
Annual cash incentive	Motivate executives to achieve pre-established short-term performance objectives	17%
Equity Awards	Align executives with stockholder interest to increase long-term value and retain executives	59%

(1)	Relative weight is fiscal year 2008 average for named executive officers, other than Messrs. Benck and Naylor.

Our strategy for executive officer compensation has been to examine market compensation practices and target the 45th to 55th percentile of the market for base salary, the 50th to 60th percentile for total cash compensation (base salary plus annual cash incentive), the 75th percentile for equity compensation, and the 55th to 65th percentile for total direct compensation (total cash and equity).

The Compensation Committee has historically approved compensation levels for executive officers above and below the target pay position, based on individual performance, experience in the position, consistency of performance, our financial performance and compensation for similar positions at companies we compete with for executive talent.

Target cash compensation for named executive officers typically includes annual incentive pay targets equal to between 40% and 100% of base salary compensation.

Compensation Benchmarking

For fiscal year 2008, the Compensation Committee examined the compensation practices of a peer group of individual companies and three industry surveys to assess the competitiveness of executive officer compensation practices and levels. The peer group of individual companies and the three surveys are collectively referred to in this discussion as the “market.” The fiscal year 2008 peer group of 18 companies included primarily semiconductor and storage device companies that were similar to the Company in business strategy or represented business or labor market competitors, including smaller and larger companies. The surveys used in the analysis were compensation surveys that focus on high technology companies. The Compensation Committee uses multiple sources of benchmarking information to more accurately map compensation benchmarking data by position in the market to positions at the Company. When considering the competitiveness of executive officer compensation levels, the Compensation Committee reviews the compensation of each executive officer against the available data for similarly situated executives at other companies.

The peer companies used by the Compensation Committee for its comparison in fiscal year 2008 were as follows:

3Com Corporation	Adaptec, Inc.	Agere Systems, Inc.
Applied Micro Circuits Corporation	Broadcom Corporation	Brocade Communications Systems, Inc.
Conexant Systems, Inc.	Dot Hill Systems Corporation	Emulex Corporation
Extreme Networks, Inc.	Foundry Networks, Inc.	LSI Corporation
Mellanox Technologies, Ltd.	Mindspeed Technologies, Inc.	Network Appliance, Inc.
PMC — Sierra, Inc.	Vitesse Semiconductor Corporation	Western Digital Corporation

The peer group is reviewed annually by the Compensation Committee and adjustments are made as necessary to help ensure the group continues to properly reflect the market in which we compete for talent. The Compensation Committee also annually reviews the executive pay practices of other similarly-situated companies as reported in industry surveys and reports from compensation consulting firms. This information is considered when making recommendations for each element of compensation.

The Compensation Committee believes that the peer group companies form a reasonable basis for benchmarking executive officer compensation. The following chart reflects QLogic’s rankings within the peer group in May 2007, at the time the benchmarking data was used, QLogic compared favorably to the peer group:

Comparison Metric	QLogic Rank vs. Peer Group

Revenue (last four quarters)	55.3%
Net Income (last four quarters)	77.5%
Revenue per Employee	79.2%
Market Capitalization	70.4%

Our strategy for executive officer compensation has been to examine market compensation practices and target the 45th to 55th percentile of the market for base salary, the 50th to 60th percentile for total cash compensation (base salary plus annual cash incentive), the 75th percentile for equity compensation, and the 55th to 65th percentile for total direct compensation (total cash and equity). We believe that our increased weighting of equity compensation aligns the interests of our executive officers with those of our stockholders in order to achieve and sustain long-term stock price growth.

The Compensation Committee has historically approved compensation levels for individual executive officers above and below the target levels identified above, based on the executive’s individual performance, experience in the position, consistency of performance, as well as our financial performance and compensation paid to executives in similar positions at companies we compete with for executive talent.

Executive Officer Compensation Decisions

Base Salary

Base salaries are used to attract, motivate and retain highly qualified executives. Base salary, which is determined by the level of responsibility, experience in the position, expertise of the employee, and competitive conditions in the industry, is the primary fixed cash compensation component in the executive pay program.

The Compensation Committee believes that increases to base salary should reflect the individual’s performance for the preceding year and his or her pay level relative to similar positions in our market, taking performance into account, as well as internal equity with respect to the rest of the executive team. Base salary increases also reflect anticipated future contributions of the executive.

In making its base salary decisions for fiscal year 2008 for the executive officers (other than Mr. Desai), the Compensation Committee considered Mr. Desai’s recommendations in addition to the market data described above and its own assessment of the executive’s individual performance. In determining Mr. Desai’s base salary, the Compensation Committee reviewed competitive analyses developed by its outside consultant and made compensation recommendations that were approved by our full Board in May 2007. Base salary increases were effective in June 2007.

The following table shows the annual base salaries for our named executive officers for fiscal year 2007 and fiscal year 2008 and the percentage increase.

	FY2007	FY2008	Percent
Named Executive Officer	Base Salary	Base Salary	Increase

H.K. Desai	$675,000	$700,000	3.7%
Denis R. Maynard	$335,000	$345,000	3.0%
Roger J. Klein	$225,000	$250,000	11.1%
Jesse L. Parker	$200,000	$230,000	15.0%
Douglas D. Naylor	(1)	$180,000	(1)
Jeff W. Benck	(2)	$400,000	(2)
Anthony J. Massetti(3)	$300,000	$335,504	11.8%

(1)	Mr. Naylor served as our interim Chief Financial Officer from January 25, 2008 through April 22, 2008.

(2)	Mr. Benck began his employment with us on May 1, 2007 and his base salary was set forth in an employment agreement entered into in April 2007. Mr. Benck resigned from the Company on March 14, 2008.

(3)	Mr. Massetti resigned from the Company on January 25, 2008.

After the adjustments to base salary set forth above, the Compensation Committee’s compensation consultant advised the Compensation Committee that the base salary of the Chief Executive Officer was approximately in the 80th percentile relative to the market and the base salaries of the other named executive officers (excluding Messrs. Benck and Naylor) were between approximately the 45th and 65th percentiles relative to the market.

Annual Cash Incentive

Our annual cash incentive program is a variable element of our executive compensation program designed to reward executives for achieving key operational and financial goals that we believe will provide the foundation for creating longer-term stockholder value. We use the annual cash incentive program to reward the contribution of the executive officers toward the achievement of key corporate objectives. Target incentive opportunities for fiscal year 2008 was 100% of base salary for the Chief Executive Officer and ranged from 50% to 55% of base salary for the other executive officers (excluding Messrs. Benck and Naylor). The Compensation Committee’s compensation consultant advised the Compensation Committee that these target incentive opportunities were at approximately the 60th percentile relative to the market for the Chief Executive Officer and approximately the 55th percentile relative to the market for the other executive officers (excluding Messrs. Benck and Naylor). The actual incentive amounts awarded to executive officers may exceed the target incentives based on the Compensation Committee’s assessment of overall corporate performance and individual performance. In addition, the Compensation Committee retains the authority to award special bonuses based on achievement of specified objectives.

At the beginning of each year, the Board of Directors approves specific performance goals for the upcoming year for purposes of our annual cash incentive plan. In addition to traditional measures of corporate performance, such as revenue and profit performance, the Compensation Committee emphasizes other indicators of performance, including design wins, customer satisfaction and individual performance, and approves associated weightings. Individual business units executives are also measured against specific business unit goals.

The Compensation Committee believes that the design of the annual cash incentive plan is appropriate for driving the optimal mix of long-term and short-term goal achievement within an industry typified by long product development cycles. The fiscal year 2008 plan included a minimum corporate revenue threshold. Payment of the annual cash incentive to the named executive officers was conditioned upon achieving the minimum revenue threshold.

For the Company’s executive officers, the corporate and business unit component makes up 75% of the annual cash incentive compensation, while the individual performance component makes up 25% of the annual cash incentive compensation. The corporate and business unit component is further broken up into targets related to design wins, corporate/business unit revenue, corporate/business unit profit and customer satisfaction. The Compensation Committee approved the percent of goal achieved for each corporate and business unit goal, along with the overall percent of corporate and business unit goal achievement for purposes of incentive plan payouts. The Compensation Committee believes that the targets set for incentive compensation can be achieved only if the Company performs exceptionally well in a given fiscal year.

The Compensation Committee determined that the corporate and business unit performance objectives for fiscal year 2008 were achieved at aggregate levels between 94% and 95% of target depending on the organization or business unit. The Chief Executive Officer presented his recommendations for incentive payments to executive officers, based on their individual performance and the performance of the Company against the incentive plan objectives for fiscal year 2008. The Compensation Committee reviewed these recommendations, and approved incentive payouts to the named executive officers other than Mr. Desai as listed in the “Summary Compensation Table — Fiscal 2007 and 2008” below. At the same time, the Compensation Committee recommended to the Board the incentive compensation for Mr. Desai, based upon corporate and individual performance. In addition, the Compensation Committee created a pool of funds that the Chief Executive Officer could allocate based on exceptional individual contributions to the Company during the previous year. For fiscal year 2008, annual cash incentive compensation payments to named executive officers ranged from 73% to 112% of target compensation.

The Compensation Committee’s compensation consultant advised the Compensation Committee that the approved annual cash incentive payments resulted in total cash compensation at approximately the 80th percentile relative to the market for the Chief Executive Officer and between approximately the 50th and 60th percentiles for the other named executive officers (excluding Messrs. Benck and Naylor).

Equity Compensation: Overview

Equity is a key element of executive compensation that aligns the interests of executive officers with stockholders. We have traditionally used stock options to balance the dual objectives of long-term value creation for stockholders and retention of qualified key employees. Beginning in fiscal year 2007, we began to use a combination of stock options and restricted stock units to balance these goals. The Compensation Committee believes that these equity vehicles best support the following objectives: (i) support the Company’s executive/employee attraction and retention initiatives; (ii) provide the appropriate incentive to executives and employees to create long-term stockholder value; and (iii) serve the best interests of our stockholders.

We believe that stock options are truly performance based in that executives do not receive any benefit unless the Company’s stock price increases (creating more stockholder value) after the option is granted. Restricted stock units have a greater retentive value as they generally have value regardless of stock price volatility, and the Compensation Committee believes their use is consistent with market practice. In addition to the Company’s equity stock option and restricted stock unit programs, executives are allowed to participate in the Company’s employee stock purchase plan on the same terms as other employees of the Company.

The Compensation Committee feels that long-term equity incentives should provide significant motivation and upside, and grants for named executive officers are generally targeted at the 75th percentile of our market. We believe this is an appropriate way to align the interests of our named executive officers with those of our stockholders in order to achieve and sustain long-term stock price growth.

We are sensitive to stockholder concerns about stock usage. As a consequence, management and the Compensation Committee have taken the following steps to manage the Company’s equity compensation program:

•	The Compensation Committee’s goal is to limit average annual issuances of stock-based awards to employees (referred to as the “burn rate”) to stay within guidelines established by proxy voting advisory firms, excluding awards assumed in connection with acquisitions or similar events. The Compensation Committee will adjust this target rate from year-to-year based on performance, and to stay in line with market practices and the demands of competition for key talent.

•	The burn rate for each of the past three years was: 4.23% (fiscal year 2008), 4.10% (fiscal year 2007) and 1.61% (fiscal year 2006) for an average burn rate over the last three years of 3.32%. We believe our burn rate of 3.32% is within the guidelines established by the principal proxy voting advisory firms for our industry.

•	In determining equity grant levels for individual executive officers, the Compensation Committee takes into account the executive’s individual performance against the goals established in the preceding year, the expected future contribution and long-term retention of the executive, the Company’s performance compared to the peer group and market data for equity awards to similar executive positions in the peer group. As noted above, grants for named executive officers are generally targeted at the 75th percentile of our market.

Equity Compensation: Fiscal 2008 Awards

For fiscal year 2008, between approximately 60% and 70% of our executives’ equity awards (as measured by value) were delivered in the form of stock options and the remainder were delivered in the form of restricted stock units. The grant sizes of long-term incentives are based upon factors such as comparable equity compensation offered by other technology companies, the experience of the executive, prior grants, performance (as measured by a broad set of financial metrics, including, among others: revenue, operating margin, net income, earnings per share and cash flow) during the preceding fiscal year, and the contribution that the executive is expected to make to the Company in the future.

See the table entitled “Grants of Plan-Based Awards in Fiscal Year 2008” below for information on the fiscal year 2008 equity awards granted to the named executive officers.

Benefits and Perquisites

Other than our 401(k) plan, we do not provide pension arrangements or post-retirement health coverage for our executive officers or employees. In general, our executive officer benefits programs are the same as those available to all employees, with the exception of our executive physical program (which provides for an annual physical exam for each named executive officer paid for by the Company). The Company pays the regular monthly membership dues at a country club used by Mr. Desai, which is primarily used for business purposes. The benefits provided to each named executive officer in fiscal year 2008 are reported in the “Summary Compensation Table — Fiscal 2007 and 2008” below.

Post-Employment Obligations

During fiscal year 2007, we entered into change in control severance agreements with Messrs. Desai and Massetti, and during fiscal year 2008 we entered into a change of control severance agreement with Mr. Benck. These agreements provide severance benefits to these executives should their employment with us terminate in certain circumstances in connection with a change in control of the Company. The agreements with Messrs. Benck and Massetti terminated on the termination of their employment with the Company.

Should the possibility of a change in control of the Company arise, the Compensation Committee believes that certain executives may be called upon to assess the potential transaction, advise the Board of Directors and management as to whether the transaction would be in the best interests of the Company and its stockholders and take such other actions as the Board might determine to be appropriate in addition to their regular duties. The Company believes that it is imperative that the Company and the Board be able to rely upon these executives to continue in their positions and carry out their duties without concern that they might be distracted by the personal uncertainties and risks created by the possibility of a change in control.

As described in more detail below under “Potential Payments Upon Termination or Change In Control,” the severance benefits under these agreements will be paid only if the executive’s employment is terminated by the Company without cause or by the executive with good reason during the period beginning six months before and ending 24 months after a change in control. The Company believes that it is appropriate, and serves the purpose of these agreements, to extend the protections provided by these benefits to employment terminations that occur a short time before a change in control, and/or occur as a result of materially adverse changes to the terms of the executive’s employment with the Company.

These agreements also provide that the executive will be reimbursed for the full amount of any excise taxes imposed on their severance payments and any other payments under Section 4999 of the Internal Revenue Code. We provide these executives with a “gross-up” for any parachute payment excise taxes that may be imposed because we determined the appropriate level of change in control severance protections for each executive without factoring in the adverse tax effects on the executive that may result from these excise taxes. The excise tax gross-up is intended to make the executive whole for any adverse tax consequences they may become subject to under the tax law and to preserve the level of change in control severance protections that we have determined to be appropriate. We believe this protection is a reasonable part of the compensation package for these executives and generally consistent with industry practice.

Total Compensation/Tally Sheets

We believe we are fulfilling our compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied directly to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational and financial performance and stockholder return. The Compensation Committee’s compensation consultant advised the Compensation Committee that the total pay position in fiscal year 2008 was at approximately the 76th percentile relative to the market for the Chief Executive Officer and was at approximately the 50th percentile for the other named executive officers (excluding Messrs. Benck and Naylor). The average resulting pay mix for fiscal year 2008 for the named executive officers (other than Messrs. Benck and Naylor) was 24% in base salary, 17% in annual cash incentive payments and 59% in equity grant value. Our 2008 financial performance relative to the peer group of individual companies exceeded the 95th percentile with respect to non-GAAP operating income as a percentage of revenue, non-GAAP net income as a percentage of revenue and GAAP free cash flow as a percentage of revenue. Based on our track record of strong performance relative to industry peers and the stated compensation objectives, the Compensation Committee believes the average target pay position relative to market and pay mix are reasonable and appropriate.

Compensation tally sheets for each of the named executive officers were prepared by outside advisors, and reviewed by the Compensation Committee in fiscal year 2008. These tally sheets affixed dollar amounts to all components of the named executive officers’ compensation, including current pay (salary and annual cash incentive), outstanding equity awards, benefits, perquisites and potential change-in-control severance payments. The Compensation Committee reviews tally sheets at least on an annual basis.

Employment Agreement with Mr. Benck

In April 2007, the Compensation Committee approved an employment agreement with Mr. Benck that established his base salary, target annual cash incentive and equity awards for fiscal year 2008. The agreement also included severance terms in the event that Mr. Benck’s employment with the Company did not continue beyond the one year term of the agreement. The employment terms set forth in the agreement (including the $260,000 sign-on bonus) were negotiated terms that considered Mr. Benck’s tenure and position at his prior employer, as well as the unvested portion of his long term incentives at his prior employer. The Compensation Committee also reviewed market data provided by the Compensation Committee’s compensation consultant to evaluate the proposed terms of Mr. Benck’s employment. The market data included survey and proxy data of high technology companies of similar revenue size. Mr. Benck’s base salary approximated the 60th percentile and his target bonus approximated the 50th percentile based on the market data reviewed.

Compensation Arrangements for Mr. Naylor

No changes were made to Mr. Naylor’s base salary or annual cash incentive target when he was appointed interim Chief Financial Officer. The Compensation Committee approved a special $15,000 bonus for Mr. Naylor in recognition of his contributions as interim Chief Financial Officer.

Other Considerations

Equity Grant Practices

The Compensation Committee approves all equity grants to our executive officers. Our general practice is to approve annual stock option grants and restricted stock awards at the May or June Compensation Committee/Board meeting, the date of which is set approximately one year in advance. The Compensation Committee and our Board selected this meeting to approve annual equity grants because it coincides with: (i) the Committee/Board review of prior year Company and individual performance; and (ii) the approval of other executive officer compensation decisions. Awards for newly hired employees are typically granted at the next Compensation Committee meeting that follows the hire date.

Tax Considerations

Federal income tax law prohibits publicly held companies from deducting certain compensation paid to a named executive officer (other than a chief financial officer) that exceeds $1 million during the tax year unless it is based on achieving pre-established performance measures that are set by the Compensation Committee pursuant to a plan approved by the Company’s stockholders (“performance-based compensation”).

While the Compensation Committee considers the deductibility of compensation paid to its named executive officers, the Compensation Committee retains the flexibility necessary to provide total compensation in line with competitive practice, our compensation philosophy, and the interests of stockholders. We therefore may pay compensation to our named executive officers that may not be deductible for Federal income tax purposes. The stock options granted under our stock plan are intended to meet the criteria for performance-based compensation; however, restricted stock units that are subject only to time-based vesting requirements generally do not satisfy those requirements.

For fiscal year 2008, Mr. Desai was our only named executive officer whose compensation exceeded the deductibility limit of Federal income tax laws.

Chief Executive Officer Compensation Trends

In an effort to better align the compensation of the Chief Executive Officer with the Compensation Committee’s stated target ranges, the Compensation Committee has adjusted the compensation of the Chief Executive Officer over the last three fiscal years as set forth below:

	FY2007	FY2008	FY2009

Base Salary Increase Percentage	0%	3.7%	0%
Target Annual Cash Incentive as Percentage of Base Salary	95%	100%	100%
Number of Stock Options Granted	555,000	250,000	370,000
Number of RSUs Awarded	120,000	75,000	75,000

The Compensation Committee’s compensation consultant advised the Compensation Committee that the equity awards to the Chief Executive Officer in fiscal year 2009 approximated the 75th percentile of the market.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four non-employee directors named at the end of this report, each of whom is independent as defined by The NASDAQ Stock Market listing standards.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this proxy statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this proxy statement.

The Compensation Committee

Carol L. Miltner, Chair
James R. Fiebiger
Balakrishnan S. Iyer
Kathryn B. Lewis

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee members whose names appear on the Compensation Committee Report above were committee members during all of fiscal year 2008, except for Ms. Lewis who was appointed to the committee on April 4, 2008. No member of the Compensation Committee is or has been an executive officer of the Company or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity that has or has had one or more executive officers who served as a director or member of the Compensation Committee during the fiscal year ended March 30, 2008.

SUMMARY COMPENSATION TABLE — FISCAL 2007 AND 2008

The following table presents information regarding compensation earned by or paid to our “named executive officers” for our fiscal years 2007 and 2008. The position set forth in the table for each person is his current position with us unless we indicate otherwise.

								Nonqualified
							Non-Equity	Deferred
				Stock		Option	Incentive Plan	Compensation	All Other
	Fiscal	Salary	Bonus	Awards		Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	($)(1)		($)(1)	($)	($)	($)(2)	($)
(a)	(b)	(c)	(d)	(e)		(f)	(g)	(h)	(i)	(j)

H.K. Desai,	2008	694,234	—	800,592		3,911,569	651,675	—	38,660 (3)	6,096,730
Chairman of the Board and Chief Executive Officer	2007	676,934	100,000	451,693		4,306,250	650,000	—	45,312	6,230,189
Douglas D. Naylor,	2008	173,624	15,000	8,757		71,876	75,000	—	7,171	351,428
Vice President, Finance*
Denis R. Maynard,	2008	342,749	—	95,533		588,412	125,000	—	594	1,152,288
Former Senior Vice President, Worldwide Sales and Support**	2007	333,430	—	45,169		732,335	150,180	—	763	1,261,877
Roger J. Klein,	2008	244,246	—	60,343		299,477	150,000	—	7,890	761,956
Vice President and General Manager, Host Solutions Group	2007	206,278	—	24,467		297,053	105,835	—	8,242	641,875
Jesse L. Parker,	2008	223,101	—	42,796		172,083	115,000	—	7,163	560,143
Vice President and General Manager, Network Solutions Group
Jeff W. Benck,	2008	352,312	260,000 (4)	124,350	(5)	318,618 (5)	—	—	1,112,349 (6)	2,167,629
Former President and Chief Operating Officer***
Anthony J. Massetti,	2008	269,247	—	(263,348	)(7)	393,380	160,000	—	59,378 (8)	618,657
Former Senior Vice President and Chief Financial Officer****	2007	294,643	—	376,411		653,611	200,000	—	7,024	1,531,689

*	Mr. Naylor served as Interim Chief Financial Officer from January 25, 2008 until April 22, 2008. As disclosed in the Company’s Form 8-K filed on April 8, 2008, the Company hired Simon Biddiscombe as Senior Vice President and Chief Financial Officer. Mr. Biddiscombe’s appointment was effective the first day of his employment, which was April 22, 2008.

**	Mr. Maynard resigned effective July 18, 2008.

***	As of March 14, 2008, Mr. Benck was no longer an employee of the Company.

****	As of January 25, 2008, Mr. Massetti was no longer an employee of the Company.

(1)	Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts shown are the compensation costs computed for stock awards and option awards in fiscal year 2007 and 2008 for financial statement reporting purposes as determined pursuant to Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” excluding forfeiture assumptions. The assumptions used in the calculation of values of these awards are set forth under the section entitled “Stock-Based Compensation Expense” on page 62 of QLogic’s Annual Report on Form 10-K for fiscal year 2008 filed with the SEC on May 23, 2008 or, with respect to awards granted prior to fiscal year 2008, in the corresponding note in QLogic’s Annual Report on Form 10-K for the applicable fiscal year. In connection with the termination of the employment of each of Mr. Benck and Mr. Massetti, certain outstanding options and RSUs held by Mr. Benck and Mr. Massetti, respectively, were forfeited upon termination. For further discussion regarding these forfeited awards, please see the section entitled “Potential Payments Upon Termination or Change in Control” below. No other stock awards or option awards granted to our named executive officers were forfeited during fiscal year 2008.

(2)	This column consists of life insurance premiums and matching contributions to the QLogic Corporation Retirement Savings Plan (401(k) Plan) paid with respect to the named executive officer, and for fiscal year 2008, includes: (a) life insurance premiums paid by QLogic in the amount of $3,563 for Mr. Desai, $198 for Mr. Naylor, $594 for Mr. Maynard, $938 for Mr. Klein, $171 for Mr. Parker, $396 for Mr. Benck and $457 for Mr. Massetti; and (b) 401(k) Plan matching contributions, available to all employees, paid by QLogic in the amount of $6,010 for Mr. Desai, $6,973 for Mr. Naylor, $6,952 for Mr. Klein, $6,992 for Mr. Parker, $8,090 for Mr. Benck and $7,305 for Mr. Massetti.

(3)	In addition to the amounts identified in footnote (2) above, this amount includes the following benefits provided to Mr. Desai by the Company for fiscal year 2008: (i) payment of auto allowance in an amount of $1,500, (ii) payment for executive physicals in an amount of $730, and (iii) payment of membership dues in an amount of $26,857.

(4)	This amount represents a sign-on bonus received by Mr. Benck, as further described in the “Compensation Discussion and Analysis” above.

(5)	The amounts in columns (e) and (f) are the aggregate amounts for expenses incurred pursuant to Mr. Benck’s employment agreement for the vesting of certain outstanding RSUs and options, respectively, in connection with the termination of Mr. Benck’s employment in March 2008. A description of the severance payments made to Mr. Benck can be found below under the section entitled “Potential Payments Upon Termination or Change in Control.”

(6)	In addition to the amounts identified in footnote (2) above, this amount includes the following payments by the Company to or on behalf of Mr. Benck for fiscal year 2008: (i) payment of relocation expenses in an amount of $211,427, and (ii) in connection with the termination of Mr. Benck’s employment, severance in the amount of $650,770 and payment for accrued but unused personal time off in the amount of $9,666. In connection with the termination of Mr. Benck’s employment the Company has also agreed to pay Mr. Benck accrued bonus (subject to certain conditions) in the amount of $232,000. A description of the severance payments made to Mr. Benck can be found below under the section entitled “Potential Payments Upon Termination or Change in Control.”

(7)	The amount reported in column (e) for Mr. Massetti for fiscal year 2008 reflects the reversal of compensation expense that had previously been recorded in the Company’s fiscal year 2007 financial statements in connection with certain RSU grants that were forfeited upon Mr. Massetti’s termination of employment on January 25, 2008. Pursuant to SEC rules, only the portion of the expense previously reported as compensation in the Summary Compensation Table included in the Company’s 2007 proxy statement is shown as being reversed.

(8)	In addition to the amounts identified in footnote (2) above, this amount includes payment in connection with the termination of Mr. Massetti’s employment for accrued but unused personal time off in the amount of $51,616. A description of the payments made to Mr. Massetti in connection with the termination of his employment can be found below under the section entitled “Potential Payments Upon Termination or Change in Control.”

Compensation of Named Executive Officers

The “Summary Compensation Table — Fiscal 2007 and 2008” above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers for fiscal year 2008. The “Summary Compensation Table — Fiscal 2007 and 2008” includes fiscal year 2007 information for those named executive officers who were also named executive officers in fiscal year 2007. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual cash incentive, and long-term equity incentives consisting of RSU awards and stock options. Named executive officers also earned the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table — Fiscal 2007 and 2008,” as further described in footnotes (2), (3), (6) and (8) to the table. We generally do not have employment agreements with our named executive officers. During fiscal year 2008, we entered into an employment agreement with Mr. Benck as described in the “Compensation Discussion and Analysis” above. A description of the severance payments QLogic agreed to pay Mr. Benck can be found below under the section entitled “Potential Payments Upon Termination or Change in Control.”

The “Summary Compensation Table — Fiscal 2007 and 2008” should be read in conjunction with the tables and narrative descriptions that follow. The “Grants of Plan-Based Awards in Fiscal Year 2008” table below, and the accompanying description of the material terms of the RSU awards and stock options granted in fiscal year 2008, provides information regarding the equity incentives awarded to our named executive officers in fiscal year 2008. The “Outstanding Equity Awards at End of Fiscal Year 2008” and “Option Exercises and Stock Vested — Fiscal Year 2008” tables below provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

Grants of Plan-Based Awards in Fiscal Year 2008

The following table sets forth information regarding the plan-based awards that we granted during fiscal year 2008 to each of our named executive officers.

									All
									Other	All Other		Grant
									Stock	Option		Date
									Awards:	Awards:		Fair
									Number	Number	Exercise	Value
									of	of	or Base	of Stock
									Shares	Securities	Price of	and
			Estimated Potential Payouts Under Non-Equity Incentive Plan Awards			Estimated Potential Payouts Under Equity Incentive Plan Awards			of Stock	Underlying	Option	Option
	Grant		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date		($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)(1)
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

H.K. Desai	N/A		—	693,272	—	—	—	—	—	—	—	—
	6/1/07		—	—	—	—	—	—	—	250,000	16.58	1,652,500
	6/1/07		—	—	—	—	—	—	75,000	—	—	1,243,500
Douglas D. Naylor	N/A		—	69,024	—	—	—	—	—	—	—	—
	6/1/07		—	—	—	—	—	—	—	7,000	16.58	46,270
	6/1/07		—	—	—	—	—	—	1,100	—	—	18,238
Denis R. Maynard	N/A		—	171,181	—	—	—	—	—	—	—	—
	6/1/07		—	—	—	—	—	—	—	35,000	16.58	231,350
	6/1/07		—	—	—	—	—	—	12,000	—	—	198,960
Roger J. Klein	N/A		—	133,807	—	—	—	—	—	—	—	—
	6/1/07		—	—	—	—	—	—	—	40,000	16.58	264,400
	6/1/07		—	—	—	—	—	—	9,000	—	—	149,220
Jesse L. Parker	N/A		—	122,071	—	—	—	—	—	—	—	—
	6/1/07		—	—	—	—	—	—	—	30,000	16.58	198,300
	6/1/07		—	—	—	—	—	—	8,500	—	—	140,930
Jeff W. Benck	N/A		—	246,618	—	—	—	—	—	—	—	—
	5/1/07	(2)	—	—	—	—	—	—	—	180,000	17.76	1,274,472
	6/1/07	(2)	—	—	—	—	—	—	30,000	—	—	497,400
Anthony J. Massetti	N/A		—	168,472	—	—	—	—	—	—	—	—
	6/1/07	(3)	—	—	—	—	—	—	—	50,000	16.58	330,500
	6/1/07	(3)	—	—	—	—	—	—	25,000	—	—	452,250

(1)	The amounts reported in Column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For the assumptions and methodologies used to value the awards reported in Column (l), please see footnote (1) to the “Summary Compensation Table — Fiscal 2007 and 2008.”

(2)	This table reflects the grant of an option and RSU award to Mr. Benck in May 2007 and June 2007, respectively. As described below under “Potential Payments Upon Termination or Change in Control,” a portion of each of these grants vested pursuant to Mr. Benck’s employment agreement in connection with the termination of Mr. Benck’s employment with the Company on March 14, 2008.

(3)	These awards were forfeited upon termination of Mr. Massetti’s employment on January 25, 2008.

Description of Plan-Based Awards

Each of the awards reported in the “Grants of Plan-Based Awards in Fiscal Year 2008” table above was granted under, and is subject to, the terms of the 2005 Plan.

Our Compensation Committee administers the 2005 Plan. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his death. However, the Compensation Committee may establish procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities laws and, with limited exceptions set forth in the plan document, are not made for value.

Generally, if a change in control of the Company occurs (as determined under the 2005 Plan), each named executive officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be canceled in exchange for the right to receive a cash payment in connection with the change in control transaction. In addition, Mr. Desai may be entitled to accelerated vesting of his outstanding equity-based awards upon a termination of employment in connection with a change in control of QLogic. The terms of this accelerated vesting are described below under “Potential Payments upon Termination or Change in Control.”

Options

Each option reported in Column (j) of the “Grants of Plan-Based Awards in Fiscal Year 2008” table above was granted with a per-share exercise price equal to the fair market value of a share of our common stock on the grant date. For these purposes, the fair market value is equal to the closing price of a share of our common stock on the applicable grant date.

Each option granted to our named executive officers under the 2005 Plan in fiscal year 2008 is subject to a four-year vesting schedule, with 25% vesting on the first anniversary of the grant date, and 6.25% vesting every three months thereafter for the remaining three years. A portion of the option grant to Mr. Benck under his employment agreement vested upon termination of his employment. See “Potential Payments Upon Termination or Change in Control” below.

Once vested, each option granted to our named executive officers under the 2005 Plan will generally remain exercisable until its normal expiration date. Each of the options granted under the 2005 Plan to our named executive officers in fiscal year 2008 has a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the named executive officer’s employment. Subject to any accelerated vesting that may apply in connection with a change in control, the unvested portion of the option will immediately terminate upon a termination of the named executive officer’s employment. The named executive officer will generally have three months to exercise the vested portion of the option following a termination of his employment. This period is extended to twelve months if the termination was a result of the named executive officer’s death or disability. For any termination by QLogic for cause, the option (whether vested or not) will terminate on the date of termination.

RSUs

Each RSU award identified in the “Grants of Plan-Based Awards in Fiscal Year 2008” table above was granted to our named executive officers under the 2005 Plan and is subject to a four-year vesting schedule, with twenty-five (25%) of the total number of RSUs vesting on each of the first, second, third and fourth anniversaries of the award date. A portion of the RSU grant to Mr. Benck under his employment agreement vested upon termination of his employment. See “Potential Payments Upon Termination or Change in Control” below.

Upon vesting, QLogic will deliver to the named executive officer a number of shares of common stock equal to the number of RSUs subject to the award that have vested on the applicable vesting date, minus any shares of common stock that may be withheld to satisfy the related tax withholding obligations. Subject to any accelerated vesting that may apply in connection with a change in control, the unvested portion of any RSU award will immediately terminate upon a termination of the named executive officer’s employment.

Outstanding Equity Awards at End of Fiscal Year 2008

Unless otherwise set forth in the footnotes, the following tables present information regarding the outstanding equity awards held by each of our named executive officers at the end of fiscal year 2008, including the vesting schedules for the portions of these awards that had not vested as of that date.

Option Awards

		Number of		Equity Incentive Plan
	Number of	Securities		Awards: Number of
	Securities	Underlying		Securities
	Underlying	Unexercised		Underlying
	Unexercised	Options		Unexercised	Option	Option
	Options (#)	(#)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date
(a)	(b)	(c)		(d)	(e)	(f)

H.K. Desai	44,369	—		—	2.34	6/18/08
	648,000	—		—	15.66	6/25/09
	400,000	—		—	26.03	11/1/09
	900,000	—		—	31.99	6/21/10
	500,000	—		—	27.48	6/13/11
	180,000	—		—	17.22	7/25/11
	180,000	—		—	24.17	1/24/12
	600,000	—		—	21.69	6/13/12
	187,500	—		—	19.91	3/20/13
	562,500	—		—	24.26	6/20/13
	225,000	—		—	25.05	9/22/13
	225,000	—		—	25.42	12/22/13
	225,000			—	20.51	3/22/14
	168,750	28,126	(1)	—	14.28	6/4/14
	487,500	112,500	(2)	—	12.25	8/24/14
	126,562	98,438	(3)	—	16.48	12/5/15
	240,625	309,375	(4)	—	18.00	5/15/16
	—	250,000	(5)	—	16.58	6/1/17
Douglas D. Naylor	30,000	—		—	20.91	1/13/13
	3,000	—		—	25.05	9/22/13
	2,400	—		—	25.42	12/22/13
	2,480	—		—	20.51	3/22/14
	11,250	750	(1)	—	14.28	6/4/14
	6,000	2,000	(2)	—	12.25	8/24/14
	2,024	1,576	(3)	—	16.48	12/5/15
	3,500	4,500	(4)	—	18.00	5/15/16
	—	7,000	(5)	—	16.58	6/1/17
Denis R. Maynard	160,000	—		—	21.69	6/13/12
	40,000	—		—	19.91	3/20/13
	40,000	—		—	24.26	6/20/13
	30,000	—		—	25.05	9/22/13
	36,000	—		—	25.42	12/22/13
	40,000	—		—	20.51	3/22/14
	6,250	6,250	(1)	—	14.28	6/4/14
	—	17,500	(2)	—	12.25	8/24/14
	19,124	14,876	(3)	—	16.48	12/5/15
	24,062	30,938	(4)	—	18.00	5/15/16
	—	35,000	(5)	—	16.58	6/1/17

		Number of		Equity Incentive Plan
	Number of	Securities		Awards: Number of
	Securities	Underlying		Securities
	Underlying	Unexercised		Underlying
	Unexercised	Options		Unexercised	Option	Option
	Options (#)	(#)		Unearned	Exercise	Expiration
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date
(a)	(b)	(c)		(d)	(e)	(f)

Roger J. Klein	12,000	—		—	27.48	6/13/11
	900	—		—	17.22	7/25/11
	900	—		—	24.17	1/24/12
	20,000	—		—	21.69	6/13/12
	4,486	—		—	19.91	3/20/13
	18,000	—		—	24.26	6/20/13
	16,800	—		—	25.05	9/22/13
	18,000	—		—	25.42	12/22/13
	18,000	—		—	20.51	3/22/14
	15,000	2,500	(1)	—	14.28	6/4/14
	35,500	7,500	(2)	—	12.25	8/24/14
	9,000	7,000	(3)	—	16.48	12/5/15
	13,125	16,875	(4)	—	18.00	5/15/16
	—	40,000	(5)	—	16.58	6/1/17
Jesse L. Parker	16,500	2,750	(6)	—	13.70	5/10/14
	4,501	1,500	(2)	—	12.25	8/24/14
	9,000	7,000	(3)	—	16.48	12/5/15
	6,562	8,438	(4)	—	18.00	5/15/16
	—	30,000	(5)	—	16.58	6/1/17
Jeff W. Benck	45,000	—		—	17.76	6/14/08
Anthony J. Massetti	80,000	—		—	21.40	4/25/08
	14,000	—		—	19.91	4/25/08
	17,000	—		—	24.26	4/25/08
	17,000	—		—	25.05	4/25/08
	17,000	—		—	25.42	4/25/08
	18,750	—		—	20.51	4/25/08
	30,002	—		—	14.28	4/25/08
	20,000	—		—	16.48	4/25/08
	28,125	—		—	18.00	4/25/08

Stock Awards

				Equity Incentive	Equity Incentive Plan
	Number of			Plan Awards:	Awards: Market or
	Shares or		Market Value of	Number of	Payout Value of
	Units of		Shares or Units	Unearned Shares,	Unearned Shares,
	Stock That		of Stock That	Units or Other	Units or Other Rights
	Have Not		Have Not	Rights That Have	That Have Not
Name	Vested (#)		Vested ($)	Not Vested (#)	Vested ($)
(a)	(g)		(h)	(i)	(j)

H.K. Desai	90,000	(7)	1,379,700	—	—
	75,000	(8)	1,149,750	—	—
Douglas D. Naylor	825	(7)	12,647	—	—
	1,100	(8)	16,863	—	—
Denis R. Maynard	9,000	(7)	137,970	—	—
	12,000	(8)	183,960	—	—
Roger J. Klein	4,875	(7)	74,734	—	—
	9,000	(8)	137,970	—	—
Jesse L. Parker	2,250	(7)	34,493	—	—
	8,500	(8)	130,305	—	—
Jeff W. Benck	—		—	—	—
Anthony J. Massetti	—		—	—	—

(1)	The unvested portion of these awards is scheduled to vest in one installment on June 4, 2008.

(2)	The unvested portion of these awards is scheduled to vest in two installments on May 24, 2008 and August 24, 2008.

(3)	The unvested portion of these awards is scheduled to vest in seven quarterly installments, commencing on June 5, 2008.

(4)	The unvested portion of these awards is scheduled to vest in nine quarterly installments, commencing on May 15, 2008.

(5)	The unvested portion of these awards is scheduled to vest in thirteen quarterly installments, commencing on June 1, 2008.

(6)	The unvested portion of this award is scheduled to vest in one installment on May 10, 2008.

(7)	The unvested portion of these awards is scheduled to vest in three annual installments commencing June 1, 2008.

(8)	The unvested portion of these awards is scheduled to vest in four annual installments commencing on June 1, 2008.

Option Exercises and Stock Vested — Fiscal Year 2008

The following table presents information regarding the exercise of stock options by named executive officers during fiscal year 2008 and the vesting during fiscal year 2008 of other stock awards previously granted to the named executive officers.

	Option Awards		Stock Awards
	Number of Shares	Value	Number of	Value
	Acquired on	Realized on	Shares Acquired	Realized on
Name	Exercise (#)	Exercise ($)(1)	on Vesting (#)	Vesting ($)(2)
(a)	(b)	(c)	(d)	(e)

H.K. Desai	—	—	30,000	497,400
Douglas D. Naylor	—	—	275	4,560
Denis R. Maynard	83,750	198,589	3,000	49,740
Roger J. Klein	—	—	1,625	26,943
Jesse L. Parker	—	—	750	12,435
Jeff W. Benck	—	—	7,500	117,300
Anthony J. Massetti	30,000	120,000	6,250	103,625

(1)	The value realized upon exercise is the difference between the fair market value of QLogic’s common stock at the time the stock options are exercised and the option exercise price, multiplied by the number of stock options exercised.

(2)	The value realized on vesting is the closing market price of QLogic’s common stock on the date that the RSUs vest (or if the markets are closed on the date that the RSUs vest, the closing market price of QLogic’s common stock on the last day that the markets were open) multiplied by the number of RSUs that vest.

Potential Payments Upon Termination or Change in Control

The following section describes the benefits that may become payable or were paid to certain named executive officers in connection with a termination of their employment with QLogic and/or a change in control of QLogic. As prescribed by the SEC’s disclosure rules, in calculating the amount of any potential payments to the named executive officer under the arrangement described below, we have assumed that the applicable triggering event (i.e., termination of employment and change in control of QLogic) occurred on the last business day of the 2008 fiscal year and that the price per share of our common stock is equal to the closing price as of that date. As described below, if the benefits payable to Mr. Desai in connection with a change in control would be subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 (“Section 280G”), QLogic will make an additional payment to the executive so that the net amount of such payment (after taxes) he receives is sufficient to pay the excise tax due. For purposes of calculating the Section 280G excise tax, we have assumed that the named executive officer’s outstanding equity awards would be accelerated and terminated in exchange for a cash payment upon the change in control.

H.K. Desai

QLogic has entered into a Change in Control Severance Agreement with Mr. Desai. In the event Mr. Desai’s employment is terminated either by QLogic without “Cause” or by Mr. Desai for “Good Reason”, in either case within 6 months before or 24 months after a “Change in Control” of QLogic (as those terms are defined in the agreement), Mr. Desai will be entitled to severance pay that includes (1) a lump sum cash payment equal to 2 times the sum of (a) Mr. Desai’s base salary, plus (b) the greater of Mr. Desai’s maximum annual bonus for the year in which the termination occurs or the highest annual bonus paid to Mr. Desai for any one of the three preceding fiscal years; (2) payment to cover the cost of the premiums charged to continue medical and dental coverage for Mr. Desai and his family members pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of up to two years following the termination; and (3) should Mr. Desai’s benefits be subject to the excise tax imposed under Section 280G, a gross-up payment to Mr. Desai so that the net amount of such severance payment (after taxes) received by Mr. Desai is sufficient to pay the excise tax due. In addition, Mr. Desai’s equity-based awards, to the extent then outstanding and not otherwise vested, will generally become fully vested in connection with such a termination of employment. Mr. Desai’s right to benefits under this agreement is subject to his executing a release of claims in favor of the Company upon the termination of his employment.

If Mr. Desai had terminated employment with us on March 30, 2008 under the circumstances described in the preceding paragraph, we estimate that he would have been entitled to a lump sum cash payment equal to $2,900,000. This amount is derived by multiplying 2 by the sum of $700,000, which represents Mr. Desai’s annualized base salary rate in effect on March 30, 2008, and $750,000, which represents the greater of Mr. Desai’s maximum annual bonus for fiscal year 2008 or the highest annual bonus paid to Mr. Desai for any one of the three preceding fiscal years. In addition, QLogic estimates that its cost in providing continued medical and dental coverage for Mr. Desai and his family members for two years would be $34,200. Mr. Desai would have been entitled to accelerated vesting of stock options with an aggregate value of $376,000 (based on the spread between the exercise price of the options and the closing stock price on March 28, 2008) and accelerated vesting of RSU awards with an aggregate value of $2,529,000 (based on the closing stock price on that date). QLogic estimates that the payment of the foregoing amounts to Mr. Desai would not have triggered excise taxes under Section 280G.

Jeff W. Benck

Pursuant to the employment agreement between QLogic and Mr. Benck described above and a related release agreement, in connection with the termination of Mr. Benck’s employment on March 14, 2008 QLogic agreed to pay Mr. Benck severance pay (subject to certain conditions) that included (i) a lump sum payment of $650,770, (ii) vesting of options to purchase 45,000 shares and 7,500 restricted stock units, and (iii) a prorated bonus for fiscal year 2008 in the amount of $232,000. The options that vested upon termination of employment did not have any value as of March 14, 2008, as the exercise price of the options was greater than the closing stock price on March 14, 2008. The aggregate value of the restricted stock units that vested upon termination of employment (based on the closing stock price on March 14, 2008) was $117,300. Pursuant to the 2005 Plan, any unvested options and restricted stock units held by Mr. Benck on the date of termination of his employment (after giving effect to the vesting described above) were immediately forfeited. Upon termination of his employment Mr. Benck also became entitled to payments to cover the cost of COBRA premiums for him and his dependents through April 30, 2009. QLogic estimates that the monthly cost to pay Mr. Benck’s COBRA premiums will be $1,437.

Anthony J. Massetti

In connection with the termination of Mr. Massetti’s employment on January 25, 2008, the Board of Directors agreed to pay Mr. Massetti a prorated bonus for fiscal year 2008 in the amount of $160,000. Pursuant to the 2005 Plan, any unvested options and restricted stock units held by Mr. Massetti on the date of termination of his employment were immediately forfeited.

PROPOSAL TWO

AMENDMENTS TO THE QLOGIC CORPORATION
2005 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, stockholders will be asked to approve the following amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended (the “2005 Plan”), which were previously adopted by the Board of Directors, subject to stockholder approval:

•	Increase in Aggregate Share Limit. The 2005 Plan currently limits the number of shares of our common stock that may be delivered pursuant to all awards granted under the 2005 Plan to 14,000,000 shares (plus shares that may become available on the termination of awards previously granted under our Stock Awards Plan as described below). The proposed amendments would increase this 14,000,000 share limit by an additional 4.5 million shares so that the new aggregate share limit for the 2005 Plan would be 18,500,000 shares.

•	Change in Share-Counting Procedures. The 2005 Plan currently limits the number of shares of our common stock that may be delivered pursuant to so-called “full-value awards” (i.e. awards other than stock options and stock appreciation rights) granted under the 2005 Plan to 2,800,000 shares. The proposed amendments would replace the existing sub-limit on full-value awards with a formula under which any shares of our common stock issued in payment of full-value awards granted under the 2005 Plan after the 2008 Annual Meeting will be counted against the plan’s share limit as 1.75 shares for every one share actually issued in payment of the award. For example, if 100 shares were issued as a stock bonus under the 2005 Plan, 175 shares would be charged against the plan’s share limit. (See “Summary Description of the 2005 Performance Incentive Plan — Authorized Shares; Limits on Awards” below.)

•	Modification of Method for Calculating Director Grants. As described above under the heading “Director Compensation — Stock Awards,” the 2005 Plan currently provides for non-employee directors to receive automatic grants of restricted stock units and stock options upon their initial appointment or election to the Board of Directors and upon their reelection at the Annual Meeting each year. The proposed amendments would delete the automatic director grant provisions from the 2005 Plan, giving the Board or the Compensation Committee flexibility to establish the types of awards and grant levels for the non-employee directors under the 2005 Plan. See “Director Compensation — Stock Awards” above for a discussion of the new director grant program adopted by the Board of Directors for determining these annual award grants and the grants to be made, subject to stockholder approval of the 2005 Plan proposal, in conjunction with the 2008 Annual Meeting. The proposed amendments would also give the Board of Directors or the Compensation Committee authority to accelerate or modify the vesting schedules applicable to non-employee director grants under the 2005 Plan.

•	Extension of Performance-Based Award Feature. One element of the 2005 Plan is the flexibility to grant certain performance-based awards designed to satisfy the requirements for deductibility of compensation under Section 162(m) of the U.S. Internal Revenue Code. These awards are referred to as “Performance-Based Awards” and are in addition to other awards, such as stock options and stock appreciation rights, expressly authorized under the 2005 Plan which may also qualify as performance-based compensation for Section 162(m) purposes. If stockholders approve this 2005 Plan proposal, the Performance-Based Award feature of the 2005 Plan will be extended through the first annual meeting of our stockholders that occurs in 2013 (this expiration time is earlier than the general expiration date of the 2005 Plan and is required under applicable tax rules). (See “Summary Description of the 2005 Performance Incentive Plan — Performance-Based Awards” below.)

The Board of Directors approved the foregoing amendments based, in part, on a belief that the number of shares of our common stock currently available under the 2005 Plan does not give us sufficient authority and flexibility to adequately provide for future incentives. In addition, our Board of Directors believes that it is appropriate to more closely align non-employee director compensation with the philosophy used in establishing compensation for our executive officers. The Board of Directors believes that these amendments would give us greater flexibility to structure future incentives and better attract, retain and reward key employees and other participants in the plan. If stockholders do not approve these amendments, the current share limits under, and other terms and conditions of, the 2005 Plan will continue in effect (including the current provisions for automatic director grants described below).

As of July 7, 2008, a total of 13,261,619 shares of our common stock were then subject to outstanding awards granted under the 2005 Plan, and 5,385,616 shares of the Company’s common stock were then available for new award grants under the 2005 Plan. For all of the Company’s equity incentive plans (including the 2005 Plan), as of July 7, 2008, a total of 28,443,977 shares of the Company’s common stock were subject to outstanding options (with a weighted-average exercise price of $20.30 and a weighted-average remaining term of 5.83 years), and a total of 2,060,354 shares of the Company’s common stock were subject to outstanding full-value awards. In each case, these numbers are calculated assuming that outstanding full-value awards subject to performance-based vesting requirements are ultimately paid out at target levels of performance. The Company’s outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.

Summary Description of the 2005 Performance Incentive Plan

The following is a summary of the principal features of the 2005 Plan, as amended by the Board. This summary, however, does not purport to be a complete description of all of the provisions of the 2005 Plan and is qualified in its entirety by the full text of the attached amended and restated 2005 Plan, which has been filed as Exhibit A to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the 2005 Plan document may also be obtained without charge by writing the Secretary of the Company at our principal executive office. All numbers presented in the following description have been adjusted to reflect the March 2006 2-for-1 stock split.

Purpose.  The purpose of the 2005 Plan is to promote the success of QLogic and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of QLogic. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  Our Board of Directors or one or more committees appointed by our Board of Directors will administer the 2005 Plan. Our Board of Directors has delegated general administrative authority for the 2005 Plan to the Compensation Committee. A committee may delegate some or all of its authority with respect to the 2005 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more of our officers. (The appropriate acting body, be it the Board of Directors, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2005 Plan with respect to award grants including, without limitation, the authority:

•	to select participants and determine the type(s) of award(s) that they are to receive;

•	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

•	to cancel, modify, or waive our rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

•	subject to the other provisions of the 2005 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

•	to allow the purchase price of an award or shares of our common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or similar event or any repricing that may be approved by stockholders) will any adjustment be made to a stock option or stock appreciation right award under the 2005 Plan (by amendment, cancellation and regrant, exchange or other means) that would constitute a repricing of the per share exercise or base price of the award.

Eligibility.  Persons eligible to receive awards under the 2005 Plan include our officers, employees, directors and certain of our consultants and advisors. All of our officers and employees (including the named executive officers currently employed by us) are considered eligible under the 2005 Plan. Our seven non-employee directors are eligible only for automatic award grants under the 2005 Plan. Non-employee directors are not eligible for discretionary awards under the 2005 Plan. A summary of the material terms of the automatic award grants to non-employee directors can be found under the heading “Director Compensation — Stock Awards” in Proposal One above.

Authorized Shares; Limits on Awards.  The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2005 Plan equals the sum of (i) 14,000,000 shares, plus (ii) the number of shares subject to stock option grants under the Stock Awards Plan and outstanding on August 23, 2005 (the date of the 2005 Annual Meeting) which expire, or for any reason are canceled or terminated, after August 23, 2005 without being exercised. No additional awards will be granted under the Stock Awards Plan. If the proposed amendments are approved by the stockholders, the number of shares of our common stock available for award grant purposes under the 2005 Plan will be increased by an additional 4.5 million shares.

The following other limits are also contained in the 2005 Plan:

•	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2005 Plan is 40,000,000 shares.

•	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the 2005 Plan is 4,000,000 shares.

•	The 2005 Plan currently provides that the maximum number of shares that may be delivered pursuant to awards granted under the 2005 Plan that constitute “full-value awards” is 2,800,000 shares. For these purposes, “full-value awards” generally include all awards granted under the 2005 Plan other than grants of stock options and stock appreciation rights. If stockholders approve the proposed amendments, this sub-limit on full-value awards will be replaced by a formula under which any shares of our common stock issued in payment of full-value awards granted under the 2005 Plan after the 2008 Annual Meeting will be counted against the plan’s share limit as 1.75 shares for every one share actually issued in payment of the award. For example, if 100 shares were issued as a stock bonus under the 2005 Plan, 175 shares would be charged against the plan’s share limit.

•	“Performance-Based Awards” under Section 5.2 of the 2005 Plan payable only in cash and not related to shares and granted to a participant in any one calendar year will not provide for payment of more than $5,000,000.

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2005 Plan. In the event that shares are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2005 Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2005 Plan will again be available for subsequent awards under the 2005 Plan. If the proposed amendments are approved by the stockholders, shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2005 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2005 Plan. The Company may not increase the applicable share limits of the 2005 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise). In addition, the 2005 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of QLogic through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2005 Plan.

Types of Awards.  The 2005 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards pursuant to Section 5.2 of the 2005 Plan. The 2005 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be paid or settled in cash.

A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards under the 2005 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2005 Plan. Incentive stock options may only be granted to our employees.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally cannot be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant.

The per share exercise price of an option or the per share base price of a stock appreciation right may, however, be less than the fair market value of a share of our common stock on the date of grant in the case of awards granted retroactively in tandem with or as a substitution for another award.

The other types of awards that may be granted under the 2005 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards granted consistent with Section 5.2 of the 2005 Plan as described in “Performance-Based Awards” below.

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2005 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of QLogic on a consolidated, subsidiary, segment, division, or business unit basis. The Administrator will establish the criterion or criteria and target(s) on which performance will be measured. The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain. The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, the fair market value of a share of our common stock, or any combination thereof. The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above). Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied. The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that deferred settlements include the payment or crediting of interest or other earnings on the deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

Acceleration of Awards; Possible Early Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2005 Plan, if any person acquires more than 30% of the outstanding common stock or combined voting power of QLogic, if certain changes in a majority of our Board of Directors occur over a period of not longer than two years, if stockholders prior to a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction do not continue to own more than 50% of the voting securities of QLogic (or a successor or a parent) following such a transaction involving QLogic or any of its subsidiaries, if a sale or other disposition of all or substantially all of our assets or the acquisition of assets or stock of another entity by QLogic or any of its subsidiaries occurs, or if QLogic is dissolved or liquidated, then awards then-outstanding under the 2005 Plan may become fully vested or paid, as applicable, and may terminate or be terminated in such circumstances. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2005 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a change in control event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2005 Plan, awards under the 2005 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws.

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2005 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  The 2005 Plan does not limit the authority of the Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Termination of or Changes to the 2005 Plan.  The Board of Directors may amend or terminate the 2005 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan. For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2005 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.) Unless terminated earlier by the Board of Directors, the authority to grant new awards under the 2005 Plan will terminate on June 8, 2015. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Non-Employee Director Grant Program.  The 2005 Plan currently provides for automatic award grants to non-employee directors upon their election or appointment to the Board of Directors and upon their reelection at each Annual Meeting of stockholders. If stockholders approve the proposed amendments, the annual grants to non-employee directors would be determined by reference to the equity compensation for non-employee directors of our peer group of companies, with grants being targeted at the 75th percentile of the peer group. The terms of the grant program for our non-employee directors are described in more detail under the heading “Director Compensation — Stock Awards” above.

Federal Income Tax Consequences of Awards under the 2005 Plan

The U.S. federal income tax consequences of the 2005 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2005 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonqualified stock options, we are generally entitled to deduct, and the participant recognizes, taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2005 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2005 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, we may not be permitted in certain circumstances to deduct the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code.

Specific Benefits under the 2005 Performance Incentive Plan

Except as described under the heading “Director Compensation — Stock Awards” above with respect to the grants to be made under the new director grant program for the 2008 Annual Meeting, the Company has not approved any awards that are conditioned upon stockholder approval of the proposed amendments to the 2005 Plan. The Company is not currently considering any other specific award grants under the 2005 Plan. If the proposed amendments to the 2005 Plan had been in effect in fiscal year 2008, the Company expects that its award grants for fiscal year 2008 would not have been substantially different from those actually made in that year under the 2005 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal year 2008, see the “Grants of Plan-Based Awards in Fiscal Year 2008” table above.

The closing market price for a share of the Company’s common stock as of July 7, 2008 was $14.27 per share.

Aggregate Past Grants Under the 2005 Plan

As of July 7, 2008, awards covering 16,935,767 shares of our common stock had been granted under the 2005 Plan. The following table shows information regarding the distribution of those awards among the persons and groups identified below, option exercises and restricted stock unit vesting prior to and option and unvested restricted stock unit holdings as of that date.

	Stock Options				Restricted Stock Units
							Number of
	Number of				Number of	Number	Units
	Shares	Number of			Restricted	of Units	Outstanding
	Subject to	Shares	Number of Shares Underlying		Stock Units	Vested as	and Unvested as
	Past Option	Acquired	Options as of July 7, 2008		Subject to	of July 7,	of July 7,
Name and Position	Grants	on Exercise	Exercisable	Unexercisable	Past Grants	2008	2008

Executive Group:
H.K. Desai	1,395,000	—	478,124	916,876	270,000	78,750	191,250
Chairman of the Board and Chief Executive Officer
Douglas D. Naylor	43,600	—	8,000	35,600	8,200	825	7,375
Vice President, Finance
Dennis R. Maynard	124,000	—	57,500	66,500	24,000	9,000	15,000
Former Senior Vice President, Worldwide Sales and Support
Roger J. Klein	192,000	—	35,000	157,000	35,500	5,500	30,000
Vice President and General Manager, Host Solutions Group
Jesse L. Parker	123,000	—	25,000	98,000	23,500	3,625	19,875
Vice President and General Manager, Network Solutions Group
Jeff W. Benck	180,000	—	—	—	30,000	7,500	—
Former President and Chief Operating Officer
Anthony J. Massetti	165,000	20,000	—	—	100,000	6,250	—
Former Senior Vice President and Chief Financial Officer
All current Executive Officers, as a Group (5 persons):	1,934,000	—	595,624	1,338,376	373,000	96,875	276,125
Non-Executive Director Group:
Joel S. Birnbaum	52,660	—	19,107	33,553	6,000	1,000	5,000
Larry R. Carter	72,000	—	32,001	39,999	6,000	1,000	5,000
James R. Fiebiger	72,000	—	32,001	39,999	6,000	1,000	5,000
Balakrishnan S. Iyer	72,000	—	32,001	39,999	6,000	1,000	5,000
Kathryn B. Lewis	50,000	—	—	50,000	—	—	—
Carol L. Miltner	72,000	—	32,001	39,999	6,000	1,000	5,000
George D. Wells	72,000	—	32,001	39,999	6,000	1,000	5,000
Total for Non-Executive Director Group:	462,660	—	179,112	283,548	36,000	6,000	30,000
Each other person who has received 5% or more of the options, warrants or rights under the 2005 Plan	N/A	N/A	N/A	N/A	N/A	N/A	N/A
All employees, including all current officers who are not executive officers or directors, as a group	11,830,353	116,166	2,313,640	6,490,965	2,299,754	372,590	1,575,569
Total	14,227,013	116,166	3,088,376	8,112,889	2,708,754	475,465	1,881,694

Mr. Desai and each of the non-executive directors identified above is a nominee for reelection as a director at the 2008 Annual Meeting, except for Ms. Miltner and Mr. Carter, who have chosen not to stand for reelection.

Vote Required for Approval of the Amendments to the 2005 Performance Incentive Plan

The Board of Directors believes that the adoption of the amendments to the 2005 Plan will promote the interests of QLogic and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors are eligible for awards under the 2005 Plan and thus have a personal interest in the approval of the Amendment to the 2005 Plan.

Approval of the amendments to the 2005 Plan requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE
AMENDMENTS TO THE 2005 PERFORMANCE INCENTIVE PLAN AS DESCRIBED ABOVE AND
SET FORTH IN THE AMENDED AND RESTATED QLOGIC CORPORATION 2005 PERFORMANCE INCENTIVE PLAN (WHICH IS AVAILABLE AS DESCRIBED IN THE FIRST PARAGRAPH UNDER “SUMMARY DESCRIPTION OF THE 2005 PERFORMANCE INCENTIVE PLAN” ABOVE).

PROPOSAL THREE

AMENDMENTS TO THE
QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

We are asking you to approve certain amendments to our 1998 Employee Stock Purchase Plan, as amended (the “ESPP”). On May 22, 2008, the Board approved an amended and restated version of the ESPP that reflects, among other things, the following amendments which are subject to stockholder approval of this proposal:

•	Increase in Aggregate Share Limit. The amended and restated version of the ESPP would increase the number of shares of our common stock available for issuance under the ESPP by an additional 1,200,000 shares.

•	Extension of the Plan Term. The amended and restated version of the ESPP would extend the term of the plan until December 31, 2018.

The Board of Directors believes these amendments are necessary to help ensure a sufficient reserve of common stock remains available for issuance under the ESPP to allow us to continue to utilize equity incentives to attract and retain the services of key individuals essential to our long-term growth and financial success. If stockholders do not approve the ESPP proposal, the existing share limit for the ESPP will remain in effect, and the ESPP will terminate on December 31, 2008.

Summary Description of the 1998 Employee Stock Purchase Plan

The following is a summary of the principal features of the ESPP, as amended by the Board through May 22, 2008. This summary, however, does not purport to be a complete description of all of the provisions of the ESPP and is qualified in its entirety by the full text of the attached amended and restated ESPP, which has been filed as Exhibit B to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s Web site at http://www.sec.gov. A copy of the amended and restated version of the ESPP document may also be obtained without charge by writing the Secretary of the Company at our principal executive office. All numbers presented in the following description have been adjusted to reflect the March 2006 2-for-1 stock split.

Overview.  The ESPP was initially established on April 9, 1998 and was approved by our stockholders on August 27, 1998. The ESPP was amended and restated in its entirety, effective as of June 9, 2005, and again on May 22, 2008. The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the U.S. Internal Revenue Code. It provides each of our eligible employees with an opportunity to purchase shares of common stock through accumulated payroll deductions in each purchase period in which he or she participates.

Offering Periods and Purchase Dates.  Shares of common stock are offered under the ESPP through a series of 3-month offering periods. When an eligible employee elects to join an offering period, he or she is granted a purchase right to acquire shares of common stock on the last day of each 3-month offering period. On the purchase date, all payroll deductions collected from the participant are automatically applied to the purchase of common stock, subject to certain limitations.

The price paid for the purchase of stock is 85% of the lower of (a) the fair market value of our common stock at the beginning of the offering period or (b) the fair market value of our common stock at the end of the offering period. On July 7, 2008, the closing price of our common stock as reported on The NASDAQ Stock Market was $14.27.

Participants in the ESPP generally may not accrue rights to purchase stock under all employee stock purchase plans (as described in Section 423 of the U.S. Internal Revenue Code) of the Company and its subsidiaries at a rate exceeding $25,000 (based on the fair market value of the stock at the beginning of the applicable offering period) for each calendar year in which the purchase right is outstanding. In addition, an employee will not be permitted to purchase more than 10,000 shares during any calendar year.

Currently, a maximum of 4,800,000 shares of our common stock may be delivered pursuant to purchase rights granted under the ESPP. If stockholders approve the ESPP proposal, this share limit will be increased to 6,000,000 shares (an increase of 1,200,000 shares). This share limit is subject to customary adjustments in the case of stock splits, reorganizations, mergers and other similar unusual or extraordinary corporate events. As of July 7, 2008, 1,885,465 shares remained available for issuance under the ESPP.

Eligibility and Participation.  All persons who are employed by the Company or designated subsidiaries on a given enrollment date, including officers and employee directors, and who are customarily employed by the Company for at least 20 hours per week and more than 5 months per calendar year are eligible to participate in the ESPP. An eligible employee may become a participant by completing a stock purchase agreement authorizing payroll deductions and filing it with the Company’s payroll office prior to the applicable enrollment date. Payroll deductions are generally limited to 10% of each participant’s compensation, and a participant generally may elect to increase, decrease or terminate his or her contributions one time during an offering period. Participation ends automatically on termination of employment.

Approximately 900 employees, including officers and employee directors, are eligible to participate in the ESPP. No employee can participate in the ESPP if after entering the offering period, he or she would be deemed to own stock of the Company possessing more than five percent of the total combined voting power of all of the Company’s outstanding stock.

Transfer Restrictions.  A participant’s rights with respect to purchase rights under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration, Amendment and Termination of the Plan.  The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. Currently, the Compensation Committee administers the ESPP. The Board of Directors may at any time and for any reason terminate or amend the ESPP. Except as provided in the ESPP, no termination can affect purchase rights previously granted, nor may any amendment make any change in any purchase right already granted which adversely affects the rights of any participant. Stockholder approval may be required for certain amendments in order to comply with the federal securities or tax laws, or any other applicable law or regulation. Unless terminated sooner, the ESPP will terminate on December 31, 2018 if the proposed amendments are approved by the stockholders.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of the ESPP and does not attempt to describe all possible federal or other tax consequences of particular or unique circumstances. State, local and foreign tax treatment, which is also not described below, may vary from the U.S. federal income tax treatment. All eligible employees are advised to consult their own tax advisors concerning the tax implications of participating in the ESPP and of selling stock acquired under the ESPP.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP purchase rights. The Company will have no tax deduction with respect to either of those events.

The tax consequences of a disposition of shares acquired under the ESPP vary depending on the period of time such stock is held before its disposition. If a participant disposes of shares within two years after the beginning of the offering period in which the shares are acquired or within one year after the purchase date on which the shares are acquired (a “disqualifying disposition”), the participant recognizes ordinary income in the year of disposition in an amount equal to the difference between the fair market value of the shares on the purchase date and the purchase price. Any additional gain or resulting loss recognized by the participant from the disposition of the shares will receive capital gain or loss treatment.

If the participant disposes of shares more than two years after his or her entry date into the offering period in which the shares are acquired and more than one year after the purchase date on which the shares are acquired, the participant recognizes ordinary income in the year of disposition in an amount equal to the lesser of (a) the amount by which the fair market value of the shares on the date of disposition exceeded the purchase price and (b) the amount by which the fair market value of the shares on the first date of the offering period exceeded the purchase price. Any additional gain recognized by the participant on the disposition of the shares is a capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there is no ordinary income, and the loss recognized is a capital loss.

A capital gain or loss will generally be long-term if the participant holds the shares for more than 12 months and short-term if the participant holds the shares for 12 months or less.

If the participant disposes of the shares in a disqualifying disposition, the Company will generally be entitled to a deduction equal to the amount of ordinary income recognized by the participant as a result of the disposition, except to the extent such deduction is limited by applicable provisions of the U.S. Internal Revenue Code or the regulations thereunder. In all other cases, no deduction is allowed by the Company.

New Plan Benefits

Participation in the ESPP is voluntary and is dependent on each eligible employee’s election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the ESPP are not determinable. If the amended and restated version of the ESPP had been in effect for fiscal year 2008, we do not expect that the number of shares purchased by participants in the plan during that year would have been materially different than the number of shares purchased as set forth in the table below.

As of July 7, 2008, 2,914,535 shares of our common stock had been purchased under the ESPP. The following number of shares have been purchased by the persons and groups identified below:

Aggregate Past Purchases Under the 1998 Employee Stock Purchase Plan

	Aggregate Number of	Aggregate Number of
	Shares Purchased	Shares Purchased Under
	Under the Plan in	the Plan in All Completed
Name and Position	Fiscal Year 2008	Purchase Periods

Executive Group:
H.K. Desai	1,627	15,202
Chairman of the Board and Chief Executive Officer
Douglas D. Naylor	1,513	7,207
Vice President, Finance
Dennis R. Maynard	0	1,126
Former Senior Vice President, Worldwide Sales and Support
Roger J. Klein	793	1,209
Vice President and General Manager, Host Solutions Group
Jesse L. Parker	0	3,701
Vice President and General Manager, Network Solutions Group
Jeff W. Benck	2,428	2,428
Former President and Chief Operating Officer
Anthony J. Massetti	794	7,410
Former Senior Vice President and Chief Financial Officer
All current Executive Officers, as a Group (5 persons):	2,420	21,238
Non-Executive Director Group:
Joel S. Birnbaum	0	0
Larry R. Carter	0	0
James R. Fiebiger	0	0
Balakrishnan S. Iyer	0	0
Kathryn B. Lewis	0	0
Carol L. Miltner	0	0
George D. Wells	0	0
Total for Non-Executive Director Group	0	0
All employees, including all current officers who are not executive officers or directors, as a group	498,559	2,893,297
Total	500,979	2,914,535

H.K. Desai and each of the non-executive directors identified above is a nominee for re-election as a director at the 2008 Annual Meeting, except for Ms. Miltner and Mr. Carter, who have chosen not to stand for reelection.

Vote Required for Approval of the Amendments to the 1998 Employee Stock Purchase Plan

The Board of Directors believes that the approval of the proposed amendments to the 1998 Employee Stock Purchase Plan will promote the interests of QLogic and its stockholders and will help us continue to be able to attract, retain and reward persons important to our success.

Approval of the proposed amendments to the 1998 Employee Stock Purchase Plan requires the affirmative vote of a majority of the common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF
THE PROPOSED AMENDMENTS TO THE 1998 EMPLOYEE STOCK PURCHASE PLAN,
AS DESCRIBED ABOVE AND SET FORTH IN THE AMENDED AND RESTATED QLOGIC
CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN (WHICH IS AVAILABLE
AS DESCRIBED IN THE FIRST PARAGRAPH UNDER “SUMMARY DESCRIPTION
OF THE 1998 EMPLOYEE STOCK PURCHASE PLAN” ABOVE).

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has appointed KPMG LLP to serve as our independent auditors for fiscal year 2009. KPMG LLP has served as our independent auditors since our inception. One or more representatives of KPMG LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required for Approval of Proposal Four

This matter is not required to be submitted for stockholder approval, but the Board of Directors, as a matter of good corporate practice, has elected to seek ratification of the appointment of KPMG LLP as our independent auditors for fiscal year 2009 by seeking the affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR
INDEPENDENT AUDITORS FOR FISCAL YEAR 2009.

If the appointment is not ratified, the Audit Committee will consider whether it should select other independent auditors.

PRINCIPAL ACCOUNTANTS’ FEES

In connection with the audit of the financial statements for the fiscal year ended March 30, 2008, QLogic entered into an engagement letter with KPMG LLP which set forth the terms by which KPMG would perform audit services for us. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

For the fiscal years ended March 30, 2008 and April 1, 2007, we incurred fees for services rendered by KPMG LLP in the following amounts:

	Fiscal Year	Fiscal Year
	2008	2007

Audit Fees	$1,369,000	$1,151,000
Audit-Related Fees	—	95,000
Tax Fees	45,000	34,000
All Other Fees	—	—

Audit-Related Fees in fiscal year 2007 consist primarily of costs associated with due diligence assistance related to one acquisition.

Tax Fees in fiscal years 2008 and 2007 consist of tax compliance and consulting, including international tax advice.

The Audit Committee has adopted a policy regarding the pre-approval of audit and non-audit services to be provided by our independent auditors. The policy provides that KPMG LLP is required to seek pre-approval by the Audit Committee (or a designated member of the committee) of all tax and other non-audit related services by providing a description of the services to be performed and specific fee estimates for each such service. In fiscal year 2008, all fees of KPMG LLP were pre-approved by the Audit Committee.

The Audit Committee has concluded that the performance by KPMG LLP of the above non-audit services is compatible with maintaining the independence of KPMG LLP.

AUDIT COMMITTEE REPORT

Management has primary responsibility for the Company’s financial statements and financial reporting process, including the Company’s system of internal accounting controls. The independent auditors are responsible for auditing the Company’s financial statements. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting controls, the independence and performance of the independent auditors and the performance of the internal auditors.

The Audit Committee has reviewed the Company’s audited consolidated financial statements and discussed such statements with management and the independent auditors. Management has represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations of the Securities and Exchange Commission and standards of the Public Company Accounting Oversight Board, the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee also received from the independent auditors written disclosures and a letter describing any relationships with the Company that may bear on the auditors’ independence and has discussed with the independent auditors their independence from the Company and its management. When evaluating independence, the Audit Committee considered whether the services of the independent auditors to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements were compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

Based on the review and discussions noted above, and the report of the independent auditors, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 30, 2008, for filing with the Securities and Exchange Commission.

Each member of the Audit Committee meets the independence requirements of The NASDAQ Stock Market, and is an “audit committee financial expert” as defined by rules adopted by the Securities and Exchange Commission.

The Audit Committee

Balakrishnan S. Iyer, Chair
Larry R. Carter
George D. Wells

The information contained in the above report shall not be deemed to be “soliciting material” or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any future filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

RELATED PERSON TRANSACTIONS AND PROCEDURES

The Audit Committee of the Board has the responsibility to review and discuss with management and approve any transactions or courses of dealing with related parties, which includes any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members has, had or may have a direct or indirect material interest (a “Related Person Transaction”). During this process, Related Person Transactions are disclosed to all Board members. The Audit Committee intends to approve only those Related Person Transactions that are in the best interests of the Company and our stockholders. Other than as described below, during fiscal year 2008 there were no transactions or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest as defined by SEC rules and regulations.

Mr. Carter, a member of the Company’s Board of Directors and Audit Committee, is Senior Vice President, Office of the President, of Cisco Systems, Inc. The Company has entered into various ordinary course of business transactions with Cisco, including the licensing of technology and sale of products to Cisco. In addition, the Company purchases Cisco products for use in supporting the Company’s information technology infrastructure, and Cisco is a competitor of ours in certain limited markets. The Audit Committee periodically reviews the scope of the Company’s relationship with Cisco. Based on the amount and nature of the transactions conducted with Cisco, as well as Mr. Carter’s interest in such transactions, the Audit Committee has concluded that Mr. Carter has no material direct or indirect interest in such transactions and that his independence has not been impaired by such ongoing business relationships.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file various reports with the Securities and Exchange Commission and the National Association of Securities Dealers concerning their ownership and changes in ownership of our securities. Copies of these filings must be furnished to us. To our knowledge, based solely on review of the copies of such reports furnished to us and written representations that no other reports were required, during our fiscal year 2008, our directors, executive officers and 10% beneficial owners have complied with all Section 16(a) filing requirements.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain the following equity compensation plans:

•	QLogic Corporation 2005 Performance Incentive Plan

•	QLogic Corporation 1998 Employee Stock Purchase Plan

•	QLogic Corporation Stock Awards Plan

•	QLogic Corporation Non-Employee Director Stock Option Plan

Each of the plans identified above was approved by our stockholders. Although there are outstanding equity-based awards under the QLogic Corporation Stock Awards Plan and the QLogic Corporation Non-Employee Director Stock Option Plan, we are no longer authorized to issue new equity-based awards under either of these plans.

The following table sets forth, for these plans and other stock option grants, the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 30, 2008:

Number of Securities
Remaining Available
for Future Issuance
	Number of Securities to be				Under Equity
	Issued Upon Exercise of		Weighted-Average		Compensation Plans
	Outstanding Options,		Exercise Price of		as of March 30, 2008
	Warrants and Rights		Outstanding Options,		(Excluding Securities
Plan Category	as of March 30, 2008		Warrants and Rights		Reflected in Column (a))
	(a)		(b)		(c)

Equity compensation plans approved by security holders	26,839,721	(1)	$20.76	(2)	11,262,158	(3)
Equity compensation plans not approved by security holders	—		—		—

Total	26,839,721		$20.76		11,262,158

(1)	Of these shares, 25,567,146 were subject to outstanding stock options and 1,272,575 were subject to outstanding awards of restricted stock units. This number does not include options outstanding under the ESPP for the offering period in progress on March 30, 2008 as the number of shares subject to those options is indeterminable until the end of the offering period. This number also does not include options to purchase an aggregate of 511,974 shares, at a weighted-average exercise price of $29.57, granted under plans assumed by the Company in connection with certain acquisition transactions. No additional awards may be granted under these assumed plans.

(2)	This calculation does not reflect options outstanding under the ESPP for the offering period in progress on March 30, 2008 as the exercise price of those options is not determinable until the end of the offering period and does not reflect the then-outstanding restricted stock units.

(3)	Of these shares, 9,278,063 were available for additional award grants under the 2005 Plan and 1,984,095 were available for additional purchases under the ESPP. The shares available for awards under the 2005 Plan are, subject to certain other limits of the 2005 Plan, generally available for any type of award authorized under the 2005 Plan including stock options, stock appreciation rights, restricted stock awards, unrestricted stock awards, deferred stock awards, performance unit awards and other stock-based awards.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2009 Annual Meeting of Stockholders and include it in our proxy statement with respect to that meeting should arrange for the proposal to be delivered to us at our principal place of business no later than March 26, 2009, which is 120 calendar days prior to the anniversary of the mailing date of this year’s proxy statement, in order to be considered for possible inclusion in the proxy statement for that meeting. If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement for our 2009 Annual Meeting of Stockholders is instead a reasonable time before we begin to print and mail the proxy materials for that meeting. Matters pertaining to such proposals, including the number and length, eligibility of persons entitled to have such proposals included, and other aspects, are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission, other laws and regulations, and our Bylaws, to which interested persons should refer. You may obtain a complete copy of our Bylaws without charge by submitting a written request to our Secretary at our principal executive office. Stockholders wishing to submit for consideration a possible board candidate should follow the procedures set forth under “Board of Directors — Committees — The Nominating and Governance Committee”.

If a stockholder wishes to present a proposal at our 2009 Annual Meeting of Stockholders and the proposal is not intended to be included in the proxy statement relating to such meeting, we must receive a written notice of the proposal no later than 60 nor more than 90 days prior to the date of the Annual Meeting; provided, however, that in the event that the first public disclosure of the date of such Annual Meeting is made less than 70 days prior to the date of such meeting, proposals must be received not later than the close of business on the tenth day following the day on which such public disclosure was first made (the “Bylaw Deadline”). The written notice must contain the additional information required by our Bylaws. If you give notice of such a proposal after the Bylaw Deadline, you may not be permitted to present the proposal to the stockholders for a vote at the meeting.

Rules of the Securities and Exchange Commission also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting, which is June 9, 2009 for our 2009 Annual Meeting of Stockholders (the “Discretionary Vote Deadline”). If you give notice of such a proposal after June 9, 2009, the proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at our 2009 Annual Meeting of Stockholders. Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2009 Annual Meeting of Stockholders, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at our 2009 Annual Meeting of Stockholders, and we believe that the proxy holders would be allowed to use the discretionary authority granted by the proxy card to vote against the proposal at the meeting without including any disclosure of the proposal in the proxy statement relating to such meeting.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report on Form 10-K for the fiscal year ended March 30, 2008, including our audited consolidated financial statements and financial statement schedule, was mailed to our stockholders with this Proxy Statement. Upon request, we will provide you with an additional copy of our Annual Report on Form 10-K for fiscal year 2008. You should send your written requests to our Secretary, at QLogic Corporation, 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656. This Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended March 30, 2008 are also available at the Company’s website at http://ir.qlogic.com and from the Securities and Exchange Commission website, http://www.sec.gov.

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that the broker or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company’s agent, Broadridge, if you hold registered shares. You can notify Broadridge by sending a written request to: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717, or by calling Broadridge at (800) 542-1061.

OTHER MATTERS

We have not received notice of and do not expect any matters to be presented for a vote at the meeting, other than the proposals described in this proxy statement. If you grant a proxy, the person(s) named as proxy holder, or their nominee or substitute, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason, any of our nominees for director are not available, the proxy holder will vote your proxy for such other candidate or candidates nominated by the Board of Directors.

By Order of the Board of Directors

Michael L. Hawkins
Secretary

Aliso Viejo, California
July 24, 2008

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND TO DATE, SIGN,
AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE.

EXHIBIT A
AMENDED AND RESTATED QLOGIC CORPORATION
2005 PERFORMANCE INCENTIVE PLAN

AMENDED AND RESTATED
QLOGIC CORPORATION
2005 PERFORMANCE INCENTIVE PLAN
1. PURPOSE OF PLAN
The purpose of this QLogic Corporation 2005 Performance Incentive Plan (this “Plan”) of QLogic Corporation, a Delaware corporation (the “Corporation”), is to promote the success of the Corporation and to increase stockholder value by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons.
2. ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3. PLAN ADMINISTRATION
3.1	The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Subsidiaries who will receive grants of awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
With respect to awards intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), this Plan shall be administered by a committee consisting solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code); provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. Award grants, and transactions in or involving awards, intended to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be duly and timely authorized by the Board or a committee consisting solely of two or more non-employee directors (as this requirement is applied under Rule 16b-3 promulgated under the Exchange Act). To the extent required by any applicable listing agency, this Plan shall be administered by a committee composed entirely of independent directors (within the meaning of the applicable listing agency).
3.2	Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:
(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive an award under this Plan;

(b)	grant awards to Eligible Persons, determine the price at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of such awards consistent with the express limits of this Plan, establish the installments (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such awards;

(c)	approve the forms of award agreements (which need not be identical either as to type of award or among participants);

(d)	construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature) subject to any required consent under Section 8.6.5 (for purposes of clarity and without limiting the generality of this provision, the Administrator’s authority hereunder shall extend to any awards granted to non-employee directors of the Corporation under Appendix A of this Plan prior to August 28, 2008);

(g)	adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6, and provided that in no case (except due to an adjustment contemplated by Section 7 or any repricing that may be approved by stockholders) shall such an adjustment constitute a repricing (by amendment, cancellation and regrant, exchange or other means) of the per share exercise or base price of any option or stock appreciation right;

(h)	determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action granting an award);

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration; and

(k)	determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Board committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

3.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Board or a committee, as the case may be, may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4. SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1	Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” means the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.

4.2	Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of: (i) 18,500,000[1] shares of Common Stock, plus (ii) the number of any shares subject to stock options granted under the Corporation’s Stock Awards Plan (the “Prior Plan”) and outstanding as of the date of stockholder approval of this Plan (the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised; provided, that in no event shall the Share Limit exceed 45,401,584 shares (which is the sum of the 18,500,000 shares set forth above, plus the aggregate number of shares subject to options previously granted and outstanding under the Prior Plan as of the Effective Date).

[1]	The current aggregate share limit is 14,000,000 shares. Stockholders are being asked to approve amendments to the Plan that would increase the aggregate share limit by an additional 4.5 million shares (so that the new aggregate share limit for the Plan would be 18,500,000 shares).

Shares issued on or after August 28, 2008 in respect of any “Full-Value Award” granted under this Plan shall be counted against the foregoing Share Limit as 1.75 shares for every one share actually issued in connection with such award. (For example, if a stock bonus of 100 shares of Common Stock is granted under this Plan, 175 shares shall be charged against the Share Limit in connection with that award.) For this purpose, a “Full-Value Award” means any award under this Plan that is not a stock option grant or a stock appreciation right grant.
The following limits also apply with respect to awards granted under this Plan:
(a)	The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 40,000,000 shares.

(b)	The maximum number of shares of Common Stock subject to those options and stock appreciation rights that are granted during any calendar year to any individual under this Plan is 4,000,000 shares.

(c)	Additional limits with respect to Performance-Based Awards are set forth in Section 5.2.3.
Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
4.3	Awards Settled in Cash, Reissue of Awards and Shares. To the extent that an award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. In the event that shares of Common Stock are delivered in respect of a dividend equivalent right, only the actual number of shares delivered with respect to the award shall be counted against the share limits of this Plan. To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award, shall not be available for subsequent awards under this Plan. Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards. The foregoing adjustments to the share limits of this Plan are subject to any applicable limitations under Section

162(m) of the Code with respect to awards intended as performance-based compensation thereunder.
4.4	Reservation of Shares; No Fractional Shares; Minimum Issue. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to awards then outstanding under this Plan (exclusive of any dividend equivalent obligations to the extent the Corporation has the right to settle such rights in cash). No fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. No fewer than 100 shares may be purchased on exercise of any award (or, in the case of stock appreciation or purchase rights, no fewer than 100 rights may be exercised at any one time) unless the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5. AWARDS
5.1	Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1 Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement for an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option, except that in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the per share exercise price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted (to the extent consistent with Sections 422 and 424 of the Code in the case of options intended as incentive stock options). When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.
5.1.2 Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the

Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). There shall be imposed in any award agreement relating to ISOs such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code. No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.
5.1.3 Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the fair market value of a share of Common Stock on the date the SAR was granted (the “base price”) as set forth in the applicable award agreement, except that in the case of a SAR granted retroactively in tandem with or as a substitution for another award, the base price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted. The maximum term of an SAR shall be ten (10) years.
5.1.4 Other Awards. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock, dividend equivalents, or similar rights to purchase or acquire shares, whether at a fixed or variable price or ratio related to the Common Stock, upon the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or any combination thereof; (b) any similar securities with a value derived from the value of or related to the Common Stock and/or returns thereon; or (c) cash awards granted consistent with Section 5.2 below.
5.2	Section 162(m) Performance-Based Awards. Without limiting the generality of the foregoing, any of the types of awards listed in Section 5.1.4 above may be granted as awards intended to satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code

(“Performance-Based Awards”). The grant, vesting, exercisability or payment of Performance-Based Awards may depend (or, in the case of stock options and SARs, may also depend) on the degree of achievement of one or more performance goals relative to a pre-established targeted level or level using one or more of the Business Criteria set forth below (on an absolute or relative basis) for the Corporation on a consolidated basis or for one or more of the Corporation’s subsidiaries, segments, divisions or business units, or any combination of the foregoing. Any stock option or SAR intended as a Performance-Based Award shall be subject only to the requirements of Section 5.2.1 and 5.2.3 in order for such award to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Any other Performance-Based Award shall be subject to all of the following provisions of this Section 5.2.
5.2.1 Class; Administrator. The eligible class of persons for Performance-Based Awards under this Section 5.2 shall be officers and employees of the Corporation or one of its Subsidiaries. The Administrator approving Performance-Based Awards or making any certification required pursuant to Section 5.2.4 must be constituted as provided in Section 3.1 for awards that are intended as performance-based compensation under Section 162(m) of the Code.
5.2.2 Performance Goals. The specific performance goals for Performance-Based Awards (other than stock options or SARs intended as a Performance-Based Award) shall be, on an absolute or relative basis, established based on one or more of the following business criteria (“Business Criteria”) as selected by the Administrator in its sole discretion: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, the fair market value of a share of Common Stock, or any combination thereof. These terms are used as applied under generally accepted accounting principles or in the financial reporting of the Corporation or of its Subsidiaries. To qualify awards as performance-based under Section 162(m), the applicable Business Criterion (or Business Criteria, as the case may be) and specific performance goal or goals (“targets”) must be established and approved by the Administrator during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance targets shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets. The applicable performance measurement period may not be less than three months nor more than 10 years.
5.2.3 Form of Payment; Maximum Performance-Based Award. Grants or awards under this Section 5.2 may be paid in cash or shares of Common Stock or any combination thereof. The maximum aggregate payment which may be made pursuant to Performance-Based Awards that are payable or relate to shares of Common Stock (including, without limitation, stock options and SARs, whether payable in cash or stock) and that are granted to any one participant in any one calendar year is 4,000,000 shares of Common Stock (or cash of equivalent value at the time of payment), either individually or in the aggregate, subject to adjustment as provided in Section 7.1. The aggregate amount of compensation that may be paid to any one participant in respect of all Performance-Based Awards payable only in cash and not related to shares of Common Stock and granted to that participant in any one calendar year shall not exceed $5,000,000. Awards that are cancelled during the year shall be counted against these limits to the extent permitted by Section 162(m) of the Code.
5.2.4 Certification of Payment. Before any Performance-Based Award under this Section 5.2 (other than stock options and SARs) is paid and to the extent required to qualify the award as performance-based compensation within the meaning of Section 162(m) of the Code, the Administrator must certify in writing that the performance target(s) and any other material terms of the Performance-Based Award were in fact timely satisfied.
5.2.5 Reservation of Discretion. The Administrator will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 5.2 including the authority to reduce awards, payouts or vesting or to pay no awards, in its sole discretion, if the Administrator preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.
5.2.6 Expiration of Grant Authority. As required pursuant to Section 162(m) of the Code and the regulations promulgated thereunder, the Administrator’s authority to grant new awards that are intended to qualify as performance-based compensation within the meaning of Section 162(m) of the Code (other than stock options and SARs) shall terminate upon the first meeting of the Corporation’s stockholders that occurs in the fifth year following the year in which the Corporation’s stockholders first approve this Plan, subject to any subsequent extension that may be approved by stockholders.
5.3	Award Agreements. Each award shall be evidenced by a written award agreement in the form approved by the Administrator and executed on behalf of the Corporation and, if required by the Administrator, executed by the recipient of the award. The Administrator may authorize any officer of the Corporation (other than the particular award recipient) to execute any or all award agreements on behalf of the Corporation. The award agreement shall set forth the material terms and conditions of the award as established by the Administrator consistent with the express limitations of this Plan.

5.4	Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions as it may impose. The Administrator may also permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.5	Consideration for Common Stock or Awards. The purchase price for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned shares of Common Stock;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. In the event that the Administrator allows a participant to exercise an award by delivering shares of Common Stock previously owned by such participant and unless otherwise expressly provided by the Administrator, any shares delivered which were initially acquired by the participant from the Corporation (upon exercise of a stock option or otherwise) must have been owned by the participant at least six months as of the date of delivery. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value on the date of exercise. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay the purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.6	Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the last price (in regular trading) for a share of Common Stock as furnished by the National Association of Securities Dealers, Inc. (the “NASD”) through the NASDAQ Global Market Reporting System (the “Global Market”) for the date in question or, if no sales of Common Stock were reported by the NASD on the Global Market on that date, the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market for the next preceding day on which sales of Common Stock were reported by the NASD. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the last price (in regular trading) for a share of Common Stock as furnished by the NASD through the Global Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as furnished by the NASD through the Global Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Global Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.7	Transfer Restrictions.
5.7.1 Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.7, by applicable law and by the award agreement, as the same may be amended, (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.7.2 Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws.
5.7.3 Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.7.1 shall not apply to:
(a)	transfers to the Corporation,

(b)	the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs and subject to such rules as the Administrator may adopt, transfers to a family member (or former family member) pursuant to a domestic relations order,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)	the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and the express authorization of the Administrator.
5.8	International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator.
6. EFFECT OF TERMINATION OF SERVICE ON AWARDS
6.1	General. The Administrator shall establish the effect of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2	Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of the term set forth in the award agreement.

6.3	Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible

Person in respect of another entity within the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status.
7. ADJUSTMENTS; ACCELERATION
7.1	Adjustments. Upon or in contemplation of: any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split (“stock split”); any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all the business or assets of the Corporation as an entirety; then the Administrator shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:
(a)	proportionately adjust any or all of (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any or all outstanding awards, (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, or (5) (subject to Section 8.8.3(a)) the performance standards applicable to any outstanding awards, or

(b)	make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. With respect to any award of an ISO, the Administrator may make such an adjustment that causes the option to cease to qualify as an ISO without the consent of the affected participant.
In any of such events, the Administrator may take such action prior to such event to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to stockholders generally. In the case of any stock split or reverse stock split, if no action is taken by the Administrator, the proportionate adjustments contemplated by clause (a) above shall nevertheless be made.
7.2	Automatic Acceleration of Awards. Upon a dissolution of the Corporation or other event described in Section 7.1 that the Corporation does not survive (or does not survive as a public company in respect of its Common Stock), then each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award; provided that such acceleration provision shall not apply, unless otherwise expressly provided by the Administrator, with respect to any award to the extent that the Administrator has made a provision for the substitution, assumption, exchange or other continuation or settlement of the award, or the award would otherwise continue in accordance with its terms, in the circumstances.

7.3	Possible Acceleration of Awards. Without limiting Section 7.2, in the event of a Change in Control Event (as defined below), the Administrator may, in its discretion, provide that any outstanding option or SAR shall become fully vested, that any share of restricted stock then outstanding shall fully vest free of restrictions, and that any other award granted under this Plan that is then outstanding shall be payable to the holder of such award. The Administrator may take such action with respect to all awards then outstanding or only with respect to certain specific awards identified by the Administrator in the circumstances. For purposes of this Plan, “Change in Control Event” means any of the following:
(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 30% of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this clause (a), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;
(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, more than 30% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or
(d)	Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

7.4	Early Termination of Awards. Any award that has been accelerated as required or contemplated by Section 7.2 or 7.3 (or would have been so accelerated but for Section 7.5, 7.6 or 7.7) shall terminate upon the related event referred to in Section 7.2 or 7.3, as applicable, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such award and provided that, in the case of options and SARs that will not survive, be substituted for, assumed, exchanged, or otherwise continued or settled in the transaction, the holder of such award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding options and SARs in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event).

7.5	Other Acceleration Rules. Any acceleration of awards pursuant to this Section 7 shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Administrator to occur a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an award if an event giving rise to an acceleration does not occur. The Administrator may override the provisions of Section 7.2, 7.3, 7.4 and/or 7.6 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with a Change in Control Event or any other action permitted hereunder shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.6	Possible Rescission of Acceleration. If the vesting of an award has been accelerated expressly in anticipation of an event or upon stockholder approval of an event and the Administrator later determines that the event will not occur, the Administrator may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

7.7	Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7 to the contrary, in no event shall an award be accelerated under this Plan to an extent or in a manner which would not be fully deductible by the Corporation or one of its Subsidiaries for federal income tax purposes because of Section 280G of the Code, nor shall any payment hereunder be accelerated to the extent any portion of such accelerated payment would not be deductible by the Corporation or one of its Subsidiaries because of Section 280G of the Code. If a participant would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the participant may by written notice to the

Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Subsidiaries is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a participant is a party to an employment or other agreement with the Corporation or one of its Subsidiaries, or is a participant in a severance program sponsored by the Corporation or one of its Subsidiaries, that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to any awards held by that participant (for example, and without limitation, a participant may be a party to an employment agreement with the Corporation or one of its Subsidiaries that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any awards held by that participant).
8. OTHER PROVISIONS
8.1	Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2	No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4	Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5	Tax Withholding. Upon any exercise, vesting, or payment of any award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or one of its Subsidiaries shall have the right at its option to:
(a)	require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such award event or payment; or

(b)	deduct from any amount otherwise payable in cash to the participant (or the participant’s personal representative or beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or one of its Subsidiaries may be required to withhold with respect to such cash payment.
In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

8.6	Effective Date, Termination and Suspension, Amendments.
8.6.1 Effective Date. This Plan is effective as of June 9, 2005, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2 Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3 Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4 Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the limitations set forth in Section 3.2(g).
8.6.5 Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator or this Plan, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. No adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Construction; Severability.
8.8.1 Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.
8.8.2 Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.8.3 Plan Construction.
(a)	Rule 16b-3. It is the intent of the Corporation that the awards and transactions permitted by awards be interpreted in a manner that, in the case of participants who are or may be subject to Section 16 of the Exchange Act, qualify, to the maximum extent compatible with the express terms of the award, for exemption from matching liability under Rule 16b-3 promulgated under the Exchange Act. Notwithstanding the foregoing, the Corporation shall have no liability to any participant for Section 16 consequences of awards or events under awards if an award or event does not so qualify.

(b)	Section 162(m). Awards under Section 5.1.4 to persons described in Section 5.2 that are either granted or become vested, exercisable or payable based on attainment of one or more performance goals related to the Business Criteria, as well as stock options and SARs intended as Performance-Based Awards granted to persons described in Section 5.2, that are approved by a committee composed solely of two or more outside directors (as this requirement is applied under Section 162(m) of the Code) shall be deemed to be intended as performance-based compensation within the meaning of Section 162(m) of the Code unless such committee provides otherwise at the time of grant of the award. It is the further intent of the Corporation that (to the extent the Corporation or one of its Subsidiaries or awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code) any such awards and any other Performance-Based Awards under Section 5.2 that are granted to or held by a person subject to Section 162(m) will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m).
8.9	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

8.10	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11	Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

8.12	No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.

8.13	Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or its Subsidiaries.

EXHIBIT B
AMENDED AND RESTATED
QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN

QLOGIC CORPORATION
1998 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated Effective May 22, 2008)
     This 1998 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”) was established by QLOGIC CORPORATION, a Delaware corporation, on the 9th day of April, 1998 and became effective on the “Effective Date.” The Plan is hereby amended and restated in its entirety as set forth herein, effective as of May 22, 2008.
ARTICLE 1
PURPOSE OF THE PLAN
     1.1 Purpose. The Company has determined that it is in its best interest to provide incentives to attract and retain employees and to increase employee morale by providing a program through which employees of the Company, and of such of the Company’s Subsidiaries as the Company’s Board of Directors may from time to time designate (each a “Designated Subsidiary,” and collectively, “Designated Subsidiaries”) may acquire a proprietary interest in the Company through the purchase of shares of the common stock of the Company (“Company Stock”). The Plan is hereby established by the Company to permit employees to subscribe for and purchase directly from the Company shares of the Company Stock at a discount from the market price, and to pay the purchase price in installments by payroll deductions. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”). The provisions of the Plan are to be construed in a manner consistent with the requirements of Section 423 of the Code. The Plan is not intended to be an employee benefit plan under the Employee Retirement Income Security Act of 1974, and therefore is not required to comply with that Act.
ARTICLE 2
DEFINITIONS
     2.1 Administrator. “Administrator” shall refer to the committee of the Board of Directors of the Company appointed to administer the Plan, and if no such committee has been appointed, the term Administrator shall mean the Board of Directors.
     2.2 Company. “Company” means QLogic Corporation, a Delaware corporation.
     2.3 Compensation. “Compensation” includes salary, annual bonus/incentive paid in cash, annual profit sharing, overtime, lead premium, commissions and shift differential, but expressly excludes other forms of compensation such as relocation, housing, car allowances, phone allowances, sign-on bonuses, referral bonuses and non-cash incentives.
     2.4 Effective Date. “Effective Date” means November 2, 1998.
     2.5 Employee. “Employee” means each person currently employed by the Company or any of its Designated Subsidiaries.

     2.6 Grant Date. “Grant Date” means the first day of each Offering Period (February 1, May 1, August 1 and November 1) under the Plan.
     2.7 Offering Period. “Offering Period” means the three-month periods from February 1 through April 30, May 1 through July 31, August 1 through October 31, and November 1 through January 31 of each calendar year.
     2.8 5% Owner. “5% Owner” means an Employee who, immediately after the grant of any rights under the Plan, would own stock (within the meaning of Section 423(b)(3) of the Code) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company, or of any Parent, or of any Subsidiary. For purposes of this Section, the ownership attribution rules of Section 424(d) of the Code shall apply, and stock which the Employee may purchase under outstanding options shall be treated as stock owned by the Employee.
     2.9 Parent. “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company in which each corporation (other than the Company) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.
     2.10 Participant. “Participant” means an Employee who has satisfied the eligibility requirements of Section 3.1 and has become a participant in the Plan in accordance with Section 3.2.
     2.11 Purchase Date. “Purchase Date” means the last day of each Offering Period (April 30, July 31, October 31, or January 31).
     2.12 Subsidiary. “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations (beginning with the Company) in which each corporation (other than the last corporation) owns shares possessing 50% or more of the total combined voting power of all classes of shares in one or more of the other corporations in the chain.
ARTICLE 3
ELIGIBILITY AND PARTICIPATION
     3.1 Eligibility. Each Employee of the Company, or any Designated Subsidiary, whose customary employment is for more than 20 hours per week and more than five months in a calendar year may become a Participant in the Plan on the Grant Date coincident with or next following the Employee’s satisfaction of the requirements of Section 3.2.
     3.2 Participation. An Employee who has satisfied the eligibility requirements of Section 3.1 may become a Participant in the Plan upon his completion and delivery to the Administrator of the Company of a stock purchase agreement provided by the Company (the “Stock Purchase Agreement”) authorizing payroll deductions. Payroll deductions for a Participant shall commence on the Grant Date coincident with or next following the filing of the Participant’s Stock Purchase Agreement and shall remain in effect until revoked by the Participant by the filing of a notice of withdrawal from the Plan under Article 8 or by the filing of a new Stock Purchase Agreement providing for a change in the Participant’s payroll deduction rate under Section 5.2.

     3.3 Special Rules. Under no circumstances shall:
          a. an option to purchase Company Stock under the Plan be granted to a Participant if the exercise of such option would cause the Participant to be a 5% Owner;
          b. an option to purchase Company Stock under the Plan be granted to a Participant if such option would cause the Participant to have rights to purchase Company Stock under the Plan (and under any other employee stock purchase plan of the Company, any Parent or any Subsidiary which is qualified under Section 423 of the Code) which accrue at a rate which exceeds $25,000 of the fair market value of the Company Stock (determined at the time the right to purchase such Company Stock is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such right is outstanding at any time, as this rule is applied under Section 423 of the Code and the rules and regulations promulgated thereunder; or
          c. the number of shares of Company Stock purchasable by a Participant in any calendar year exceed 10,000 shares, subject to periodic adjustments under Section 10.4.
For purposes of the foregoing, a right to purchase Company Stock accrues when it first becomes exercisable during the calendar year. If any amount which exceeds the limits set forth in this Section 3.3 remains in the Participant’s Account after the exercise of the Participant’s option on the Purchase Date, such amount shall be refunded to the Participant as soon as administratively practicable after such date.
ARTICLE 4
OFFERING PERIODS
     4.1 Offering Periods. The Plan shall provide for Offering Periods commencing on each Grant Date and terminating on the next following Purchase Date.
ARTICLE 5
PAYROLL DEDUCTIONS
     5.1 Participant Election. Upon completion of the Stock Purchase Agreement, each Participant shall designate the amount of payroll deductions to be made from his or her paycheck to purchase Company Stock under the Plan. The amount of payroll deductions shall be designated in whole percentages of Compensation, not to exceed a maximum of 10%, which maximum percentage may be increased or decreased from time to time in the discretion of the Administrator effective with the Offering Period next commencing after the date of such increase or decrease, but in no event shall the maximum amount be increased to an amount in excess of 15% of Compensation. The amount so designated upon the Stock Purchase Agreement shall be effective as of the next Grant Date and shall continue in effect for the Offering Period commencing on such Grant Date and, unless otherwise expressly provided by the Administrator, all subsequent Offering Periods until the Participant is no longer eligible to participate in the Plan or terminates or alters such Stock Purchase Agreement in accordance with Section 5.2 below.

     5.2 Changes in Election. Any Participant may change any election (increase or decrease the rate of payroll deductions) under this Section one time during any Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change at least 15 days prior to the end of the Offering Period. A Participant may terminate participation in the Plan at any time prior to the close of an Offering Period as provided in Article 8. A Participant may also terminate payroll deductions and have accumulated deductions for the then current Offering Period applied to the purchase of Company Stock as of the Purchase Date for that Offering Period by completing and delivering to the Administrator a new Stock Purchase Agreement setting forth the desired change. Any change under this Section shall become effective on the next payroll period (to the extent practical under the Company’s payroll practices) following the delivery of the new Stock Purchase Agreement.
     5.3 Participant Accounts. The Company shall establish and maintain a separate account (“Account”) for each Participant. The amount of each Participant’s payroll deductions shall be credited to his Account. No interest will be paid or allowed on amounts credited to a Participant’s Account. All payroll deductions received by the Company under the Plan are general corporate assets of the Company and may be used by the Company for any corporate purpose. The Company is not obligated to segregate such payroll deductions.
ARTICLE 6
GRANT OF OPTION
     6.1 Option to Purchase Shares. On each Grant Date, each Participant shall be granted an option to purchase at the price determined under Section 6.2 that number of whole shares of Company Stock that can be purchased or issued by the Company based upon that price with the amounts held in his Account, subject to the limits set forth in Section 3.3. In the event that there are amounts held in a Participant’s Account that are not used to purchase Company Stock (except for amounts required to be returned under Section 3.3), such amounts shall remain in the Participant’s Account and shall be eligible to purchase Company Stock in the next subsequent Offering Period.
     6.2 Purchase Price. The purchase price for any Offering Period shall be the lesser of:
          a. 85% of the Fair Market Value of Company Stock on the Grant Date; or
          b. 85% of the Fair Market Value of Company Stock on the Purchase Date.
     6.3 Fair Market Value. “Fair Market Value” shall mean the value of one share of Company Stock, determined as follows:
          a. If the Company Stock is then listed or admitted to trading on a national securities exchange, the Fair Market Value shall be the closing sale price of the Company Stock on the date of valuation on the principal national securities exchange on which the Company Stock is then listed or admitted to trading, or, if there is no trading of the Company Stock on such date, the Fair Market Value shall be the closing sale price of the Company Stock on such principal national securities exchange on the next preceding day on which there was trading in the Company stock.
          b. If the Company Stock is not listed or admitted to trading on a national securities exchange on the valuation date, the Fair Market Value shall be determined by the

Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.
ARTICLE 7
PURCHASE OF STOCK
     7.1 Exercise of Option.
          a. On each Purchase Date, the Participant will be deemed to exercise the option expiring on that Purchase Date. Notwithstanding the above, a Participant may direct the Company not to purchase Company Stock on the Purchase Date in accordance with Section 8.1, in which case any amount in the Participant’s Account shall be refunded to the Participant as soon as administratively practicable after such Purchase Date.
          b. Upon exercise of an option, the Plan shall purchase on behalf of each Participant the maximum number of whole shares of Company Stock subject to such option at the option price determined under Section 6.2 above as can be purchased with the amounts held in each Participant’s Account. Any amounts remaining in a Participant’s Account as a result of the requirement that no fractional shares may be purchased shall be held in the Participant’s Account and carried forward for the rest of the Offering Period or to the next Offering Period.
     7.2 Delivery of Company Stock. The time of issuance and delivery of the shares may be postponed for such period as may be necessary to comply with the registration requirements under the Securities Act of 1933, as amended, the listing requirements of any securities exchange on which the Company Stock may then be listed, or the requirements under other laws or regulations applicable to the issuance or sale of such shares.
ARTICLE 8
WITHDRAWAL
     8.1 In Service Withdrawals. At any time prior to the Purchase Date of an Offering Period (subject to any deadline the Administrator may establish for the relevant Offering Period prior to the Grant Date for such Offering Period), any Participant may withdraw the amounts held in his Account by executing and delivering to the Administrator a written notice of withdrawal on the form provided by the Company. In such a case, the entire balance of the Participant’s Account shall be paid to the Participant, without interest, as soon as is practicable. Upon such notification, the Participant shall cease to participate in the Plan for the remainder of the Offering Period in which the notice is given. A reduction in contributions to zero during any Offering Period with an instruction to hold the funds in a Participant’s Account to purchase shares on the Purchase Date of the Offering Period shall not be deemed a withdrawal. Any Employee who has withdrawn under this Section shall be excluded from participation in the Plan for the remainder of the Offering Period in which the withdrawal occurred and the next succeeding Offering Period, but may then be reinstated as a Participant thereafter by executing and delivering a new Stock Purchase Agreement to the Administrator.

     8.2 Termination of Employment.
          a. In the event that a Participant’s employment with the Company terminates for any reason, the Participant shall cease to participate in the Plan on the date of termination. As soon as is practical following the date of termination, the entire balance of the Participant’s Account shall be paid to the Participant or his beneficiary in cash, without interest. For purposes of the Plan, if a Designated Subsidiary ceases to be a Subsidiary of the Company, each person employed by that Designated Subsidiary will be deemed to have terminated employment for purposes of the Plan, unless the person continues as an employee of the Company or another Designated Subsidiary.
          b. A Participant may file a written designation of a beneficiary who is to receive any shares of Company Stock purchased under the Plan or any cash from the Participant’s Account in the event of his or her death subsequent to a Purchase Date, but prior to delivery of such shares or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s Account under the Plan in the event of his death prior to a Purchase Date under paragraph (a) above. If a Participant is married and the designated beneficiary is not solely his or her spouse, spousal consent shall be required for such designation to be effective unless it is established (to the satisfaction of the Administrator or its delegate) that there is no spouse or that the spouse cannot be located.
          c. Any beneficiary designation under paragraph (b) above may be changed by the Participant at any time by written notice. In the event of the death of a Participant, the Administrator may rely upon the most recent beneficiary designation it has on file as being the appropriate beneficiary. In the event of the death of a Participant where no valid beneficiary designation exists or the beneficiary has predeceased the Participant, the Administrator shall deliver any cash or shares of Company Stock to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed to the knowledge of the Administrator, the Administrator, in its sole discretion, may deliver such shares of Company Stock or cash to the spouse or any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Administrator, then to such other person as the Administrator may designate.
ARTICLE 9
PLAN ADMINISTRATION
     9.1 Plan Administration.
          a. Authority to control and manage the operation and administration of the Plan shall be vested in the Board of Directors (the “Board”) for the Company, or a committee (“Committee”) thereof. Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. As used herein, the term “Administrator” shall mean the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee. The initial Administrator of the Plan shall be the Compensation Committee of the Board of Directors. The Administrator shall have all powers necessary to supervise the administration of the Plan and control its operations.
          b. In addition to any powers and authority conferred on the Administrator elsewhere in the Plan or by law, the Administrator shall have the following powers and authority:

               (i) To designate agents to carry out responsibilities relating to the Plan;
               (ii) To administer, interpret, construe and apply this Plan and to answer all questions which may arise or which may be raised under this Plan by a Participant, his or her beneficiary or any other person whatsoever;
               (iii) To establish rules and procedures from time to time for the conduct of its business and for the administration and effectuation of its responsibilities under the Plan; and
               (iv) To perform or cause to be performed such further acts as it may deem to be necessary, appropriate, or convenient for the operation of the Plan.
          c. Any action taken in good faith by the Administrator in the exercise of authority conferred upon it by this Plan shall be conclusive and binding upon a Participant and his beneficiaries. All discretionary powers conferred upon the Administrator shall be absolute.
     9.2 Limitation on Liability. No Employee of the Company nor member of the Board or Committee shall be subject to any liability with respect to his or her duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any other Employee of the Company with duties under the Plan who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative, or investigative, by reason of the person’s conduct in the performance of his duties under the Plan.
     9.3 Sub-Plans. The Administrator has discretion to adopt any rules regarding administration of the Plan to conform to local laws. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of payroll deductions, payment of interest and handling of share certificates which vary according to local requirements. The Administrator has the authority to suspend or limit participation in the Plan by employees of any particular Subsidiary of the Company for any reason, including administrative or economic reasons. The Administrator may also adopt rules, procedures or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code.
     9.4 Reliance on Experts Delegation. In making any determination or in taking or not taking any action under the Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Company. No director, officer or agent of the Company or any Designated Subsidiary shall be liable for any such action or determination taken or made or omitted in good faith. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Designated Subsidiary.
ARTICLE 10
COMPANY STOCK
     10.1 Limitations on Purchase of Shares. The maximum number of shares of Company Stock that shall be made available for sale under the Plan shall be 6,000,000 shares, subject to adjustment under Section 10.4 below. The shares of Company Stock to be sold to Participants under the Plan will be issued by the Company. If the total number of shares of Company Stock that would otherwise be issuable pursuant to rights granted pursuant to Section 6.1 of the Plan at the Purchase Date exceeds the number of shares then available under the Plan, the Administrator shall make a pro rata allocation of the shares remaining available in as uniform and equitable manner as is practicable. In such event, the Administrator shall give written notice of such reduction of the number of shares to each Participant affected thereby and any unused payroll deductions shall be returned to such Participant if necessary.
     10.2 Voting Company Stock. The Participant will have no interest or voting right in shares to be purchased under Section 6.1 of the Plan until such shares have been actually delivered to and held of record by the Participant.
     10.3 Registration of Company Stock. Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant unless designated otherwise by the Participant.
     10.4 Changes in Capitalization of the Company. Subject to any required action by the stockholders of the Company, the number of shares of Company Stock covered by each right under the Plan which has not yet been exercised and the number of shares of Company Stock which have been authorized for issuance under the Plan but have not yet been placed under rights or which have been returned to the Plan upon the cancellation of a right, as well as the purchase price per share of Company Stock covered by each right under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Company Stock resulting from a stock split, stock dividend, spin-off, reorganization, recapitalization, merger, consolidation, exchange of shares or the like. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Company Stock subject to any option granted hereunder.
     10.5 Merger of Company. In the event that the Company at any time proposes to merge into, consolidate with or enter into any other reorganization pursuant to which the Company is not the surviving entity (including the sale of substantially all of its assets or a “reverse” merger in which the Company is the surviving entity), the Plan and each then outstanding option hereunder shall terminate, unless provision is made in writing in connection with such transaction for the continuance of the Plan and for the assumption of outstanding options theretofore granted, or the substitution for such outstanding options of new options covering the shares of a successor corporation, with appropriate adjustments as to number and kind of shares and prices, in which event the Plan and the outstanding options theretofore granted or the new options substituted therefor, shall continue in the manner and under the terms so provided. If such provision is not made in such transaction for the continuance of the Plan and the assumption of the outstanding options theretofore granted or the substitution for such outstanding options of new options covering the shares of a successor corporation, then the Administrator shall cause written notice of the proposed transaction to be given to the persons holding then-outstanding options not less than 10 days prior to the anticipated effective date of the proposed transaction, and, concurrent with the effective date of the proposed transaction, such outstanding options shall be exercised automatically in accordance with Section 7.1 as if such effective date were the Purchase Date of the applicable Offering Period unless a Participant withdraws from the Plan as provided in Section 8.1. The Administrator may provide in each case that the transactions contemplated by this Section 10.5 are contingent upon the consummation of the proposed merger, consolidation or other reorganization event and provide for the reinstatement of the Plan and outstanding options and the continuation of the Offering Period then in effect in the event that such consummation does not occur.

ARTICLE 11
MISCELLANEOUS MATTERS
     11.1 Amendment and Termination. The Plan shall terminate on December 31, 2018. Since future conditions affecting the Company cannot be anticipated or foreseen, the Company reserves the right to amend, modify, or terminate the Plan at any time. Upon termination of the Plan, all benefits shall become payable immediately. Notwithstanding the foregoing, no such amendment or termination shall affect rights previously granted, nor may an amendment make any change in any right previously granted which adversely affects the rights of any Participant without the Participant’s consent. In addition, no amendment may be made without prior approval of the stockholders of the Company if such amendment would:
          a. Increase the number of shares of Company Stock that may be issued under the Plan;
          b. Materially modify the requirements as to eligibility for participation in the Plan; or
          c. Materially increase the benefits which accrue to Participants under the Plan.
     11.2 Benefits Not Alienable. Benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 8.
     11.3 No Enlargement of Employee Rights. This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Employee or to be consideration for, or an inducement to, or a condition of, the employment of any Employee. Nothing contained in the Plan shall be deemed to give the right to any Employee to be retained in the employ of the Company or to interfere with the right of the Company to discharge any Employee at any time.
     11.4 Governing Law. To the extent not preempted by Federal law, all legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of California.
     11.5 Non-business Days. When any act under the Plan is required to be performed on a day that falls on a Saturday, Sunday or legal holiday, that act shall be performed on the next succeeding day which is not a Saturday, Sunday or legal holiday. Notwithstanding the above, Fair Market Value shall be determined in accordance with Section 6.3.
     11.6 Compliance With Securities Laws. Notwithstanding any provision of the Plan, the Administrator shall administer the Plan in such a way to ensure that the Plan at all times complies with any requirements of Federal Securities Laws.
     11.7 Other Company Benefit and Compensation Programs. Payments and other benefits received by an Employee pursuant to the Plan shall not be deemed a part of the Employee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing.

QLOGIC CORPORATION 26650 ALISO VIEJO PARKWAY ALISO VIEJO, CA 92656
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ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to QLogic Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	QLOGC1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

QLOGIC CORPORATION			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

ELECTION OF DIRECTORS			☐	☐	☐

1.	Nominees:
	01) H.K. Desai 02) Joel S. Birnbaum 03) James R. Fiebiger	04) Balakrishnan S. Iyer 05) Kathryn B. Lewis 06) George D. Wells

		For	Against	Abstain

2.	APPROVAL OF AMENDMENTS TO THE QLOGIC CORPORATION 2005 PERFORMANCE INCENTIVE PLAN	☐	☐	☐

3.	APPROVAL OF AMENDMENTS TO THE QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN	☐	☐	☐

4.	RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS	☐	☐	☐

In their discretion, on such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof.

Please sign your name exactly as it appears hereon. Executors, administrators, guardians, officers of corporations and others signing in a fiduciary capacity should state their full titles as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Combined Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available at http://ir.qlogic.com

 PROXY
QLogic Corporation
26650 Aliso Viejo Parkway
Aliso Viejo, California 92656

Proxy Solicited on Behalf of the Board of Directors
Annual Meeting of Stockholders - August 28, 2008
     H.K. Desai and Simon Biddiscombe, or either of them, are hereby appointed attorneys and proxies of the undersigned, each with the power of substitution, to attend, vote and act for all shares of common stock of QLogic Corporation held of record by the undersigned at the close of business on July 7, 2008 at the Annual Meeting of Stockholders to be held at QLogic’s corporate headquarters, located at 26650 Aliso Viejo Parkway, Aliso Viejo, California 92656, at 10:00 a.m., Pacific Daylight Time, on Thursday, August 28, 2008, and at any postponements or adjournments thereof, in connection therewith to vote all of the shares of common stock which the undersigned would be entitled to vote as directed on the reverse side.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, “FOR” THE APPROVAL OF AMENDMENTS TO THE QLOGIC CORPORATION 2005 PERFORMANCE INCENTIVE PLAN, “FOR” THE APPROVAL OF AMENDMENTS TO THE QLOGIC CORPORATION 1998 EMPLOYEE STOCK PURCHASE PLAN AND “FOR” RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS.
  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH
MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.
IMPORTANT – PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY